UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant   [X]

Filed by a party other than the Registrant   [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-12

                                  Anaren, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)   Title of each class of securities to which transaction applies:
                                                                     -----------

(2)   Aggregate number of securities to which transaction applies:
                                                                  --------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                                                  ------------------------------

(4)   Proposed maximum aggregate value of transaction:
                                                      --------------------------

(5)   Total fee paid:
                     -----------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
                             ---------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:
                                                   -----------------------------

(3)   Filing Party:
                   -------------------------------------------------------------

(4)   Date Filed:
                 ---------------------------------------------------------------

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                            -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To
                           Be Held on November 7, 2008

                            -------------------------

To the Holders of the Common Stock of Anaren, Inc.:

      PLEASE TAKE NOTICE, that the Annual Meeting of Shareholders of Anaren Inc. (the "Company") will be held on November 7, 2008, at 8:00 a.m. Mountain Time at the Denver Marriott South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado 80124 for the following purposes:

      (1) To elect three Directors to hold office for a term of three years and one Director to hold office for a term of two years and until their successors have been duly elected; and

      (2) To transact such other business as may be properly brought before the Meeting.

      Enclosed is the annual report for the fiscal year ended June 30, 2008, along with a proxy statement and proxy. Shareholders of record as of the close of business on September 12, 2008 are entitled to notice of and to vote at the Meeting. Your vote is very important and we hope that you will attend the Meeting. However, whether or not you plan to attend the Meeting, please vote by proxy in accordance with the instructions on your proxy card, on your voting instruction form (from your bank or broker), or that you received through electronic mail. There are three convenient ways of submitting your vote:

      o Voting by the Internet -- You can vote via the Internet by visiting the web site noted on your proxy card. Internet voting is available 24 hours a day. We encourage you to vote via the Internet, as it is the most cost-effective way to vote.

      o Voting by telephone -- You can vote your shares by telephone by calling the toll-free telephone number indicated on your proxy card and following the voice prompt instructions. Telephone voting is available 24 hours a day.

      o Voting by mail -- If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

      If you vote by telephone or Internet, you do not need to return your proxy card. Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Meeting and your shares are registered in your name. If your shares are held in the name of a bank, broker, or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

                                         By Order of the Board of Directors

                                         David M. Ferrara
                                         Secretary and General Counsel

Dated: September 30, 2008
East Syracuse, New York

                                  ANAREN, INC.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                            -------------------------

      This Proxy Statement is being mailed on or about September 30, 2008, to the Shareholders of Anaren, Inc. ("Anaren" or the "Company") entitled to receive the accompanying Notice of Annual Meeting of Shareholders and is provided, by order of its Board of Directors, in connection with the solicitation of proxies by the Board of Directors of Anaren to be used at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on November 7, 2008 at 8:00 a.m. at the Denver Marriott South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado 80124 and at any adjournment or adjournments thereof, for the purposes set forth in the Notice.

      If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time prior to its exercise by (i) submitting a subsequently dated proxy; or (ii) filing written notice of such revocation with the Secretary of the Meeting. The proposals described in this Proxy Statement will be presented by the Board of Directors of the Company. Where a choice is specified with respect to a proposal, the shares represented by the proxy will be voted in accordance with the specifications made. Where a choice is not so specified, the shares represented by the proxy will be voted to elect the nominees for Director named therein.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      At the close of business on September 12, 2008, the record date stated in the accompanying Notice, the Company had outstanding 14,565,445 shares of common stock, $.01 par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. A majority of the issued and outstanding shares of Common Stock present in person or by proxy, a total of 7,282,723 shares, will be required to constitute a quorum for the transaction of business at the Meeting.

      Abstentions and broker non-votes (as defined below) are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. A "broker nonvote" refers to shares represented at the Meeting in person or by proxy by a broker or nominee where such broker or nominee (i) has not received voting instructions on a particular matter from the beneficial owner or persons entitled to vote, and (ii) the broker or nominee does not have discretionary voting power on such matter. For the election of directors, the broker may vote your shares in its discretion.

      Under the Company's bylaws and the laws of the State of New York, Directors of the Company are elected by a plurality of the votes cast. Under this standard, Director nominees with the most votes cast in their favor are elected to the Board, notwithstanding the number of votes withheld against a Director nominee. Thus, a Director can be elected even though a majority of shares voted oppose his or her election. Abstentions and broker non-votes will have no effect on the outcome of the election of Directors.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information with respect to persons known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock of the Company, as of September 12, 2008 (except as otherwise indicated):

                                            Number of Shares
Name and Address                             of Common Stock          Percent
of Beneficial Owner                       Beneficially Owned(1)      of Class
-------------------                       ---------------------     ----------
Dimensional Fund Advisors LP.............      1,401,252(2)            9.62%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Royce & Associates LLC...................      1,186,200(3)            8.14%
1414 Avenue of the Americas
New York, New York 10019-2578

Lord, Abbett & Co. LLC...................        787,081(4)            5.40%
90 Hudson Street
Jersey City, NJ 07302

----------
(1) Except as otherwise indicated, all of such shares are owned with sole voting and investment power. Share numbers are based solely on indicated filings.

(2) Based solely on information contained in Form 13F-HR filed with the Securities and Exchange Commission on August 1, 2008, Dimensional Fund Advisors LP has sole voting power with respect to 1,382,710 shares and sole dispositive power with respect to 1,382,710 shares listed.

(3) Based solely on information contained in Form 13F filed with the Securities and Exchange Commission on August 11, 2008, Royce & Associates LLC has sole voting power and sole dispositive power with respect to all shares listed.

(4) Based solely on information contained in Form 13G/A filed with the Securities and Exchange Commission on September 10, 2008, Lord, Abbett & Co. LLC has sole voting power with respect to shares 694,791 and sole dispositive power with respect to 785,840 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information, as of September 12, 2008, with respect to the beneficial ownership of the Company's Common Stock by
(i) each Director and nominee for Director, (ii) each executive officer of the Company named in the Summary Compensation Table under "Executive Compensation" below, and (iii) all Directors and executive officers of the Company as a group.

                                                 Number of Shares
Name and Address                                  of Common Stock       Percent
of Beneficial Owner(1)                         Beneficially Owned(2)   of Class
----------------------                        ----------------------  ----------
Lawrence A. Sala ...........................         694,198(3)           4.64%
George A. Blanton ..........................          40,360(4)              *
Joseph E. Porcello .........................         141,772(5)              *
Mark P. Burdick ............................         159,641(6)           1.09%
Timothy P. Ross ............................         100,554(7)              *
Gert R. Thygesen ...........................         193,517(8)           1.32%
Patricia T. Civil ..........................           9,074(9)              *
Dale F. Eck ................................          59,573(10)             *
Carl W. Gerst, Jr ..........................         504,521(11)          3.43%
James G. Gould .............................          54,903(12)             *
Robert U. Roberts ..........................          17,739(13)             *
Matthew S. Robison .........................          26,073(14)             *
John L. Smucker ............................          19,740(15)
Dr. David Wilemon ..........................          43,073(16)             *
All Directors, and Executive Officers
  as a Group (16 Persons) ..................       2,117,073(17)         13.59%

----------
*     Indicates less than 1%

(1) The business address for each of the named individuals is 6635 Kirkville Road, East Syracuse, New York 13057.

(2) Except as otherwise indicated, as of September 12, 2008 all of such shares are owned with sole voting and investment power.

(3) Includes 10,000 shares owned by Mr. Sala's spouse, 18,368 shares owned by Mr. Sala's children, and 401,622 shares which Mr. Sala has the right to acquire within 60 days pursuant to outstanding stock options.

(4) Mr. Blanton does not own any options to purchase Common Stock of the Company. Mr. Blanton was appointed as the Company's principal financial officer on June 20, 2008.

(5) Includes 53,072 shares which Mr. Porcello has the right to acquire within 60 days pursuant to outstanding stock options. Mr. Porcello served as the principal financial officer of the Company until June 20, 2008.

(6) Includes 104,720 shares which Mr. Burdick has the right to acquire within 60 days pursuant to outstanding stock options.

(7) Includes 50,800 shares which Mr. Ross has the right to acquire within 60 days pursuant to outstanding stock options.

(8) Includes 110,700 shares which Mr. Thygesen has the right to acquire within 60 days pursuant to outstanding stock options.

(9) Ms. Civil does not own any options to purchase Common Stock of the Company.

(10) Includes 15,833 shares which Mr. Eck has the right to acquire within 60 days pursuant to outstanding stock options.

(11) Includes 13,500 shares owned by Mr. Gerst's spouse and 161,400 shares which Mr. Gerst has the right to acquire within 60 days pursuant to outstanding stock options.

(12) Includes 8,000 shares owned by Mr. Gould's spouse and 15,833 shares which Mr. Gould has the right to acquire within 60 days pursuant to outstanding stock options.

(13) Includes 7,999 shares which Mr. Roberts has the right to acquire within 60 days pursuant to outstanding stock options.

(14) Includes 5,833 shares which Mr. Robison has the right to acquire within 60 days pursuant to outstanding stock options.

(15) Includes 8,000 shares which Mr. Smucker has the right to acquire within 60 days pursuant to outstanding stock options.

(16) Includes 15,833 shares which Dr. Wilemon has the right to acquire within 60 days pursuant to outstanding stock options.

(17) Includes 1,800,713 shares which all Directors and executive officers as a group have the right to acquire within 60 days pursuant to outstanding stock options.

      The Company's policy governing transactions in its securities by Directors, officers and employees permits such persons to enter into trading plans complying with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Messrs. Lawrence A. Sala and Carl W. Gerst, Jr. have each entered into a trading plan in accordance with Rule 10b5-1, and in each case the respective plans expired during the fiscal year. The Company anticipates that, as permitted by Rule 10b5-1, Mr. Sala, as well as other officers, Directors and employees may establish trading plans in the future. The Company undertakes no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan, except to the extent required by law.

                                    ITEM ONE
                              ELECTION OF DIRECTORS

      The only item to be acted on at the Meeting is the election of four Directors. Directors Lawrence A. Sala, Robert U. Roberts and Dr. David Wilemon will stand for re-election for terms of three years until the Annual Meeting of Shareholders in 2011 and until their respective successors shall have been duly elected and qualified. Director Patricia T. Civil, who was elected by the Board of Directors in December 2007, will stand for re-election for a term of two years until the annual Meeting of Shareholders in 2010 and/or until her respective successor shall have been duly elected and qualified. Ms. Civil will, if elected by the shareholders, be a Class II Director. The nominees receiving a plurality of the votes represented in person or by proxy at the Meeting will be elected Directors.

      The Board of Directors unanimously recommends the election of the four nominees listed below. It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted "FOR" the director nominees:
Lawrence A. Sala, Robert U. Roberts, Dr. David Wilemon, and Ms. Patricia T. Civil. In the event any nominee declines or is unable to serve, it is intended that the shares represented by such proxies will be voted for a successor nominee designated by the Board (or if no other person is so designated, for the remaining nominees). All nominees have indicated a willingness to serve, and the Board knows of no reason to believe that any nominee will decline or be unable to serve if elected. The nine members of the Board who will continue in office after the Annual Meeting (including the nominees for re-election at the Meeting, if elected) are expected to continue to serve on the Board until their respective terms expire.

Certain Information Concerning Nominees and Directors Continuing in Office

      Set forth below is certain information concerning each nominee for Director to be elected at the Meeting and each Director of the Company whose term of office continues after the Meeting.

Name, Age, Nature of                              Year First
Positions and Offices                               Became                   Principal Occupation,
Held with the Company                              Director             Experience and Other Directorships
---------------------                             ----------            ----------------------------------
Terms Expiring at Annual
  Meeting in 2011:
Lawrence A. Sala, 45........................         1995           Mr. Sala  joined the Company in 1984 and
President, Chief Executive                                            worked  in  various   engineering  and
Officer and Chairman                                                  marketing   positions  until  becoming
                                                                      President   and  a  Director   of  the
                                                                      Company  in May  1995.  Mr.  Sala  has
                                                                      served  as  Chief  Executive   Officer
                                                                      since  September  1997, and has served
                                                                      as   Chairman   of  the  Board   since
                                                                      November 2001. Mr. Sala is a member of
                                                                      the Boards of  Directors  of  Carlisle
                                                                      Companies,  Incorporated  and Syracuse
                                                                      Research Corporation.

Robert U. Roberts, 70.......................         2005           Mr.  Roberts  is a  20  year  Air  Force
Director                                                              veteran  with   extensive   experience
                                                                      contracting  with  various  government
                                                                      defense  agencies.  Mr. Roberts is the
                                                                      President and Chief Executive  Officer
                                                                      of Syracuse  Research  Corporation,  a
                                                                      not-for-profit   independent  research
                                                                      and development organization providing
                                                                      environmental    science,    operation
                                                                      integration,  information  and systems
                                                                      technology services and support to the

Name, Age, Nature of                              Year First
Positions and Offices                               Became                   Principal Occupation,
Held with the Company                              Director             Experience and Other Directorships
---------------------                             ----------            ----------------------------------
                                                                      Department   of   Defense   and  other
                                                                      government   agencies.   Mr.   Roberts
                                                                      serves       on      the       Board's
                                                                      Investment/Benefits Committee.

Dr. David Wilemon, 71.......................         1997           Dr. Wilemon is the Snyder  Professor  of
Director                                                              Innovation   Management   at  Syracuse
                                                                      University's    Whitman    School   of
                                                                      Management.  He co-founded  (1980) and
                                                                      led the Snyder  Innovation  Management
                                                                      Program at the  University and led the
                                                                      Entrepreneurship      and     Emerging
                                                                      Enterprises    Program   at   Syracuse
                                                                      University  between  1993 & 2003.  Dr.
                                                                      Wilemon  is the  Chair of the  Board's
                                                                      Nominating/Corporate        Governance
                                                                      Committee   and  also  serves  on  the
                                                                      Compensation Committee. He also serves
                                                                      on the  Board of  Directors  for First
                                                                      State Bank in Maypearl, Texas.

Terms Expiring at Annual
  Meeting in 2009:
Carl W. Gerst, Jr., 71......................         1968           Mr. Gerst is a co-founder of the Company
Chief Technical Officer,                                              and   currently  is  Chief   Technical
Vice Chairman of the Board                                            Officer,  and  Vice  Chairman  of  the
                                                                      Board.  Mr.  Gerst  has been  actively
                                                                      engaged  in  the  Company's   business
                                                                      since its founding in 1967.  Mr. Gerst
                                                                      served  as  Executive  Vice  President
                                                                      from the Company's  founding until May
                                                                      1995  when he became  Chief  Technical
                                                                      Officer  and  Vice   Chairman  of  the
                                                                      Board.   Mr.   Gerst   served  as  the
                                                                      Company's   Treasurer  from  May  1992
                                                                      through November 2001.

Dale F. Eck, 65.............................         1995           Mr. Eck was Vice  President  of  Finance
Director                                                              and   Treasurer   of   The   Entwistle
                                                                      Company,  a defense  contractor,  from
                                                                      1978 until his  retirement in February
                                                                      1997.  Mr.  Eck has also  served  as a
                                                                      Director  of  The  Entwistle   Company
                                                                      since 1978 and continues to serve that
                                                                      company in such capacity.  Mr. Eck was
                                                                      the  former  Chairman  of the  Board's
                                                                      Audit Committee through June 30, 2008.
                                                                      Mr.  Eck  continues  to  serve  on the
                                                                      Audit   Committee   as   well  as  the
                                                                      Investment  / Benefits  Committee.  In
                                                                      the opinion of the Audit Committee and
                                                                      the Board,  Mr. Eck has the  requisite
                                                                      experience  to  be  designated  as  an
                                                                      "audit committee  financial expert" as
                                                                      that term is  defined  under the rules
                                                                      of   the   Securities   and   Exchange
                                                                      Commission.

Name, Age, Nature of                              Year First
Positions and Offices                               Became                   Principal Occupation,
Held with the Company                              Director             Experience and Other Directorships
---------------------                             ----------            ----------------------------------
James G. Gould, 50..........................         2003           Mr. Gould is a co-founder  and President
Director                                                              of  Alesco   Advisors,   LLC,   a  SEC
                                                                      registered investment company based in
                                                                      Pittsford, New York. Prior to founding
                                                                      Alesco,  Mr.  Gould was  President  of
                                                                      Clover Capital Management, Inc., a SEC
                                                                      registered  investment company,  where
                                                                      he currently serves as a Director. Mr.
                                                                      Gould    is   a    certified    public
                                                                      accountant,  with prior  experience as
                                                                      an audit and tax accountant with Peat,
                                                                      Marwick   &   Mitchell.    Mr.   Gould
                                                                      currently  serves as the Board's  Lead
                                                                      Independent  Director  and Chairman of
                                                                      the Board's Compensation Committee and
                                                                      Chairman  of  the  Investment/Benefits
                                                                      Committee,  and  also  serves  on  the
                                                                      Audit Committee.

Nominees for terms expiring at
  Annual Meeting in 2010:
Matthew S. Robison, 47......................         1999           Until June,  2008, Mr. Robison served as
Director                                                              Senior Vice President of Ferris, Baker
                                                                      Watts   Incorporated.    Mr.   Robison
                                                                      recently  became  employed  by Pacific
                                                                      Growth  Equitics,  LLC as its Managing
                                                                      Director.   Mr.   Robison   previously
                                                                      served  as  a  General   Partner   and
                                                                      Analyst   of   Botti    Brown    Asset
                                                                      Management  from  January  1997  until
                                                                      January  1999,  and as Vice  President
                                                                      and Analyst for Montgomery  Securities
                                                                      from October 1994 until  January 1997.
                                                                      Mr. Robison is a member of the Board's
                                                                      Nominating/Corporate   Governance  and
                                                                      Investment/Benefits   Committees,  and
                                                                      served as the Board's Lead Independent
                                                                      Director from  2004-2006.  Mr. Robison
                                                                      also served as a member of the Board's
                                                                      Audit Committee up until June, 2008.

John L. Smucker, 63.........................         2006           Mr.  Smucker is the  founder  and former
Director                                                              President and Chief Executive  Officer
                                                                      of MCE Technologies, Inc., a microwave
                                                                      components  company based in Michigan,
                                                                      and more recently  served as President
                                                                      and CEO of Aeroflex MCE  Technologies,
                                                                      Inc.  and Chief  Operating  Officer of
                                                                      the   microelectronics   division   of
                                                                      Aeroflex until his retirement in 2004.
                                                                      Prior to  starting  MCE in  1993,  Mr.
                                                                      Smucker   worked   as   President   of
                                                                      Merchant   Financial,    Inc.,   after
                                                                      spending ten years with Goldman  Sachs
                                                                      &  Co.  Mr.   Smucker  serves  on  the
                                                                      Board's  Audit,   Nominating/Corporate
                                                                      Governance      and       Compensation
                                                                      Committees.

Name, Age, Nature of                              Year First
Positions and Offices                               Became                   Principal Occupation,
Held with the Company                              Director             Experience and Other Directorships
---------------------                             ----------            ----------------------------------
Patricia T. Civil, 58.......................         2007           Ms. Civil  was  elected  to the Board by
Director                                                              the  Directors in November  2007.  Ms.
                                                                      Civil is the former  managing  partner
                                                                      of Price Waterhouse  Coopers' Syracuse
                                                                      Office  where she was  employed  since
                                                                      1973.  Ms.  Civil was  certified  as a
                                                                      public  accountant  in 1978 and served
                                                                      as  engagement  partner to both public
                                                                      and  non-public  companies  until  her
                                                                      retirement  in 2002. In the opinion of
                                                                      the Audit Committee and the Board, Ms.
                                                                      Civil has the requisite  experience to
                                                                      be  designated  an  "audit   committee
                                                                      financial  expert"  as  that  term  is
                                                                      defined   under   the   rules  of  the
                                                                      Securities  and  Exchange  Commission.
                                                                      Ms.  Civil  currently  serves  on  the
                                                                      boards of NBT  Bancorp,  Unity  Mutual
                                                                      Life  Insurance  Company and  Syracuse
                                                                      Research  Corporation.  Ms.  Civil  is
                                                                      Chairperson   of  the  Board's   Audit
                                                                      Committee   and  also  serves  on  the
                                                                      Nominating/Corporate        Governance
                                                                      Committee.

            BOARD COMPOSITION, MEETINGS, COMMITTEES, AND COMPENSATION

Independence; Meeting Attendance

      The Company's Board of Directors is comprised of all independent Directors except for Messrs. Sala, Gerst and Roberts. Messrs. Sala and Gerst are employees of the Company. Mr. Roberts was deemed by the Board not to be "independent" due to the Company generating sales to SRCTec, Inc., a wholly owned subsidiary of Syracuse Research Corporation (Mr. Roberts is the President and CEO of Syracuse Research Corporation) in fiscal year 2007. The Board has determined that Directors Patricia T. Civil, Dale F. Eck, James G. Gould, Matthew S. Robison, John L. Smucker and Dr. David Wilemon (who collectively comprise 66% of the Board) are each "independent" as defined in the market place rules of the Nasdaq Stock Market. Under the rules of Nasdaq, to be considered independent, the Board must determine that a director does not have a direct or indirect material relationship with the Company.

      The independent Directors regularly meet in executive session at which employee Directors are not present. During the Company's last fiscal year, the Board of Directors held eight meetings. No current Director attended fewer than 99% of the aggregate number of meetings of the Board and of any Committees on which he or she served during such period. The Company encourages all Directors to attend each annual meeting of Shareholders. All Directors attended the Company's last annual meeting of Shareholders held on November 3, 2007, except Ms. Civil who was not yet a member of the Board.

Related Party Transactions

      The Board has adopted a policy concerning transactions with related persons. The policy requires the review, approval and monitoring of transactions involving the Company and our Directors, executive officers or their immediate family members to determine whether such persons have a direct or indirect material interest. These transactions are reported to and reviewed by the Secretary and General Counsel of the Company who will report to the full members or independent members of the Board, as appropriate. Following this review, the Board determines whether any such transaction is in the best interests of the Company and its Shareholders by considering whether the terms are no less favorable than those available with unrelated third parties and the related person's interest in the transaction. The Company will disclose the terms of related person transactions in its filings with the SEC to the extent required.

      The Board has determined that because of the Company's sales of components to SRCTec, Inc. in fiscal year 2007 were pursuant to a competitive bid process and the respective purchase orders are subject to the federal procurement regulations, the transactions do not constitute a related party transaction as defined in the Securities and Exchange Commission regulations and, similarly, the transactions are in compliance with the Company's policy regarding related party transactions.

      David M. Ferrara, Secretary and General Counsel of the Company, is a member in the law firm of Bond, Schoeneck & King, PLLC, ("BS&K") which has rendered and continues to render legal services to the Company. The legal services provided (and to be provided) to the Company and considered normal and customary in the ordinary course of business. Beginning in January, 2008, Mr. Ferrara became a part time employee of the Company. During the fiscal year ended June 30, 2008, the Company paid Bond, Schoeneck & King, PLLC approximately $588,668.76 for services rendered by other BS&K attorneys and for related disbursements, in addition to paying Mr. Ferrara a base salary.

Corporate Governance Matters

      Our Company's business is operated by the guiding principles of honesty and integrity. Anaren's Code of Ethics and Business Conduct ("Code of Conduct"), which has been in place since August 2002, and most recently amended in March 2006, and is available on the Company's website (www.anaren.com), establishes ethical policies by which the Board of Directors, officers and every employee conducts the daily operation of the Company. Anaren's Code of Conduct is reviewed with every Company employee to help ensure that all employees remain dedicated to Anaren's founding principles of honesty and integrity. The Board's Nominating/Corporate Governance Committee reviews corporate governance developments and recommends modifications to the Company's Code of Conduct and various committee charters as appropriate. Consistent with this review, the Board adopted a Statement of Corporate Governance Guidelines and Principles ("Governance Guidelines"), which was revised in May, 2008 and provides an overview of the Company's corporate governance philosophy and a summary of the Board's responsibilities and duties regarding its oversight of the Company. The Company's Governance Guidelines also identify the Company's key policies, including the Code of Conduct. The Board also adopted a Disclosure Committee Charter to formalize the procedures of the Company's Disclosure Committee that has been in place since the beginning of fiscal year 2005. The purpose of the Disclosure Committee is to help ensure that the Company's disclosure controls and procedures are effective and that public disclosures are materially accurate, timely and complete.

      In a continuous effort to stay abreast of corporate governance developments, the Board encourages its members and the Company's Secretary to attend various education programs. During fiscal 2008, Directors Sala, Eck, Roberts, Wilemon, Robison, Gould and Smucker, attended corporate governance programs.

      Our Company has consistently maintained above average corporate governance ratings, as reflected by its current Corporate Governance Quotient (CQO). As of September 12, 2008, the Company outperformed 81% of the companies in the Russell 3000 and 80% of the companies in the Technology: Hardware & Equipment Group. Our Company is very proud of these ratings and is committed to continue to strive toward corporate governance excellence.

Charters

      The Company has adopted written charters for each of its Audit, Compensation, Disclosure, Investment/Benefits, and Nominating/Corporate Governance Committees and has posted current copies of their respective Charters on its website: www.anaren.com.

Committees

      Audit Committee. The Company's Audit Committee consists of Patricia T. Civil, Chairperson, Dale F. Eck, James G. Gould, and John L. Smucker, each of whom the Board has determined to be "independent" as defined in the marketplace rules of The Nasdaq Stock Market. In the opinion of the Board the Audit Committee's Chairperson, Ms. Civil and Mr. Eck, meet the definition of an "audit committee financial expert" as defined in Item 407(d) of Regulation S-K promulgated by the Securities and Exchange Commission. The function of the Audit Committee is to monitor the quality and integrity of the Company's accounting, auditing and financial reporting practices, and to review the Company's annual audit with management and the Company's independent registered public accounting firm. The Audit Committee is also responsible for monitoring the independence and performance of the Company's independent registered public accounting firm, and for providing an avenue of communication among the independent registered public accounting firm, management, employees, and the Board of Directors.
During the fiscal year ended June 30, 2008, the Audit Committee held eight regular meetings and several additional meetings in connection with the Company's quarterly and annual financial reporting, and review, assessment and certification of the effectiveness of its internal controls. The Audit Committee has adopted a written charter, which was last amended on August 10, 2004, setting forth its composition and responsibilities.

      Compensation Committee. The Company's Compensation Committee consists of James G. Gould, Chairman, John L. Smucker, and Dr. David Wilemon. The Board has determined that each of the Compensation Committee's members is "independent" as defined in the marketplace rules of The Nasdaq Stock Market. The function of the Compensation Committee is to recommend to the Board of Directors competitive compensation plans for officers and key employees. During the fiscal year ended June 30, 2008, the Compensation Committee held four meetings. The Compensation Committee has adopted a written charter setting forth its composition and responsibilities.

      Nominating and Corporate Governance Committee. The Company's Nominating and Corporate Governance Committee consists of Dr. David Wilemon, Chairman, Patricia T. Civil, Matthew S. Robison, and John L. Smucker, each of whom the Board has determined is "independent" as defined by the Nasdaq Stock Market Listing Standards. The functions of the Nominating and Corporate Governance Committee are to make recommendations to the Board for nominees to serve as directors, to strengthen the Board's oversight of management, to develop and implement the Company's corporate governance guidelines, and to monitor a process to assess the Board's effectiveness. The Nominating and Corporate Governance Committee will consider written recommendations from Shareholders for nominees to serve on the Board that are sent to the Secretary of the Company at the Company's main office. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers, among other factors, the entirety of each candidate's credentials and whether the candidate possesses the following characteristics:

      o     Impeccable personal character

      o     Demonstrated achievement in his or her professional field

      o Broad professional experience relevant to Anaren's current and likely future business

      o Skill set that complements Anaren's current Board and senior management team

      o Demonstrated leadership abilities including team building, mentoring and effective communication

      o     Fundamental understanding of basic financial accounting statements

      o Demonstrated ability to foster investor, employee and customer confidence

      o     Demonstrated enthusiasm for Anaren's mission

      o Demonstrated experience managing a business, educational or other not-for profit entity

      o Commitment to maintaining a responsible employer presence in the communities in which Anaren operates

      The Committee also considers a candidate's projected effectiveness as a director in conjunction with the full Board in collectively serving the long-term interests of the Shareholders. In addition, prior to nominating an existing director for re-election to the Board, the Committee and the Board consider and review, among other relevant factors, the existing director's meeting attendance and performance, length of Board service, ability to meet regulatory independence requirements, and the experience, skills and contributions that the director brings to the Board. During the fiscal year ended June 30, 2008, the Nominating and Corporate Governance Committee held four meetings. The Nominating and Corporate Governance Committee has adopted a written charter setting forth its composition and responsibilities.

      Investment/Benefits Committee. The Company's Investment/Benefits Committee consists of James G. Gould, Chairman, Dale F. Eck, Matthew S. Robison and Robert
U. Roberts, whom, with the exception of Director Roberts, the Board has determined is "independent" as defined in the marketplace rules of The Nasdaq Stock Market. The functions of the Investment/Benefits Committee are to oversee the appropriate investment of the Company's cash and cash equivalents with the objective of obtaining competitive rates of return without exposing the Company's assets to undue volatility or risk of loss, and to periodically review the various benefit plans, including pension plans, offered by the Company to its employees to help ensure that the various benefit plans are market competitive, yet cost effective for the Company. During the fiscal year ended June 30, 2008, the Investment/Benefits Committee held two meetings.

      Disclosure Committee. The Company's Disclosure Committee consists of Lawrence A. Sala, Chairman, officers of the Company, senior finance department managers and business group managers. The purpose of the Disclosure Committee is to assist the Company in establishing, maintaining, reviewing and evaluating controls and other procedures designed to ensure that information required to be disclosed by the Company in its publicly-filed reports are materially accurate, timely, understandable, and complete and otherwise comply with or exceed applicable disclosure requirements in all material respects. The Committee meets quarterly prior to release of the Company's financial statements, and, as otherwise necessary to accomplish its purpose.

Compensation Committee Interlocks and Insider Participation

      James G. Gould, Chairman, John Smucker, and Dr. David Wilemon served on the Compensation Committee during 2008. None of the members of the Compensation Committee has been an officer or employee of Anaren. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on Anaren's Board or the Compensation Committee.

Compensation of Directors

      Directors who are employees of the Company receive no additional compensation for serving as directors. During fiscal year 2008, the Company paid each director who is not an employee $20,000 per year plus $1,000 for each meeting attended, and also paid the Chairperson of the Audit Committee an annual fee of $12,000, and the Chairpersons of the Compensation, Investment/Benefits and Nominating/Corporate Governance Committees an annual fee of $6,000. In addition, members of the Audit Committee, except for the Chairperson, received an annual fee of $6,000, and members of the Compensation Committee,
Investment/Benefits Committee and Nominating/Corporate Governance Committee, except for the respective Chairpersons, received an annual fee of $3,000. The Company also reimbursed each director for the reasonable expenses incurred in attending meetings of the Board of Directors. In addition, non-employee directors are eligible to receive awards under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan ("Plan"), as amended. In fiscal year
2008, the non-employee directors received a restricted stock award of 2090 shares pursuant to the Plan, which value and terms are identified in the table that follows.

      The following table summarizes the compensation paid to each non-employee director for his/her service to the Board and its committees in fiscal year 2008.

                     FISCAL 2008 DIRECTOR COMPENSATION TABLE

                         Fees Earned or   Stock Awards  Option Awards
Name(1)                 Paid in Cash ($)     ($)(2)         ($)(3)     Total ($)
-------                 ---------------- -------------  -------------  ---------
Herbert I. Corkin(4) ..    $  6,750       $      0                      $  6,750
Dale F. Eck ...........      39,000       $ 35,735       $ 21,608         96,343
Carl W. Gerst, Jr .....        0(5)         14,942(5)     174,056(5)     188,998
James G. Gould ........      42,000         35,735         21,608         99,343
Robert U. Roberts .....      28,500         35,735         39,838        104,073
Matthew S. Robison ....      36,000         35,735         21,608         93,343
John L. Smucker .......      34,500         35,735         64,214        124,449
David Wilemon .........      33,000         35,735         21,608         90,343
Patricia T. Civil .....      16,500          6,801              0         23,301

----------
(1) Mr. Sala, the Company's Chief Executive Officer and Chairman, is not included in this table. Mr. Sala does not receive any compensation for his service as a director because he is an officer of the Company. The compensation received by Mr. Sala as an officer is shown in the Summary Compensation Table on page 25.

(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2008 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended June 30, 2008 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Directors. On August 9, 2006, the Company granted each non-employee Director 700 shares of restricted stock which is subject to forfeiture until the third anniversary of the date of grant. The fair market value, as of the date of grant, for each non-employee Director was $13,692. As of June 30, 2008, each non-employee Director, except for Ms. Civil, had, 4,790 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end. Ms. Civil had 4,124 shares of restricted stock awards as of June 30, 2008, which continued to be subject to forfeiture at fiscal year-end.

(3) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal year ended June 30, 2008 (before reflecting forfeitures), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the fiscal year ended June 30, 2008 included in the Company's Annual Report on Form 10-K. These amounts reflect the Company's accounting expense for these stock option awards and do not correspond to the actual value that may be recognized by its Directors. The options have an exercise price of $19.56 and vest in three equal installments on August 9, 2007, 2008, and 2009. The fair market value, as of the date of grant, for each non-employee Director was $27,040. As of June 30, 2008, each non-employee director had the following number of stock options outstanding: Mr. Eck 16,500; Mr. Gould 16,500; Mr. Roberts 8,666; Mr. Robison 6,500; Mr. Smucker 12,000; and Mr. Wilemon 16,500.

(4) Mr. Corkin retired from the Board effective as of the 2007 Annual Meeting of Shareholders.

(5) Carl W. Gerst, Jr., the Company's Chief Technical Officer and Vice Chairman, does not receive any fees for his service as a director. However, Mr. Gerst did receive restricted stock awards in fiscal year 2008 in connection with his service as an officer of the Company. The amount recognized by the Company for financial reporting purposes (before reflecting forfeiture) is set forth in this table and was calculated in accordance with FAS 123R. On May 17, 2006, Mr. Gerst was awarded 2,000 shares of restricted stock subject to time and performance based restrictions. The fair market value for the restricted stock on May 17, 2006 was $42,300. On August 9, 2006, Mr. Gerst received 2,500 shares of restricted stock and 6,500 stock options with an exercise price of $19.56 per share. The stock options vest over a five year period and the restricted stock is subject to a three year vesting period. The fair market value on August 9, 2006 was $87,880 for the options and $48,900 for the restricted stock. As of June 30, 2008, Mr. Gerst had 176,500 stock options outstanding and 11,933 shares of restricted stock awards which continued to be subject to forfeiture at fiscal year-end.

Communication with Directors

      Shareholders may communicate directly with the Board of Directors of the Company by sending correspondence to the address shown below. If a Shareholder desires to communicate with a specific director, the correspondence should be addressed to that director. The receipt of any such correspondence addressed to the Board of Directors and the nature of its contents will be reported at the next Board meeting and appropriate action, if any, will be taken. Correspondence addressed to a specific director will be delivered to the director promptly after receipt by the Company. The director will review the correspondence received and, if appropriate, report the receipt of the correspondence and the nature of its content to the Board of Directors at its next meeting, so that the appropriate action, if any, may be taken.

      Correspondence should be addressed to:

                    [Name of Director or Board of Directors]
                              c/o David M. Ferrara
                          Secretary and General Counsel
                                  Anaren, Inc.
                               6635 Kirkville Road
                          East Syracuse, New York 13057

                       COMPENSATION OF EXECUTIVE OFFICERS

Introduction

      Effective for the Company's fiscal year 2007, the Securities and Exchange Commission ("SEC") adopted new executive compensation disclosure rules which require the following Compensation Discussion and Analysis ("CD&A") section to provide details regarding the Company's executive compensation policy, the material elements of the total compensation paid to the Company's executive officers under such policy, and an explanation of how the Company determines the amount paid under each element of compensation.

      In addition to the CD&A, the new SEC executive compensation regulations have amended and/or adopted new disclosure tables. The disclosure tables following the CD&A set forth the various elements of compensation paid to the Company's Chief Executive Officer, principal financial officer and the three most highly compensated executive officers other than the chief executive officer and principal financial officer. These five individuals are referred to under the SEC's disclosure rules, and throughout the CD&A, as the "Named Executive Officers" ("Named Executives"). The Named Executives for fiscal 2008 are Lawrence A. Sala, President and Chief Executive Officer, Joseph Porcello, Senior Vice President of Finance, (who served as the Company's Principal Financial Officer in fiscal year 2008). Gert R. Thygesen, Senior Vice President of Technology, Mark P. Burdick, Senior Vice President and General Manager, and Timothy P. Ross, Senior Vice President of Business Development. As of June 20, 2008, the Company hired George A. Blanton as Senior Vice President Finance and Chief Financial Officer and therefore Mr. Blanton is also a "Named Executive". Mr. Porcello is now the Company's Vice President of Accounting. The terms "executive officers" and "key management" relate to the Company's approximately 95 management and key technical personnel, including the Named Executives, who currently participate in the Company's equity based compensation program. The first table, the Summary Compensation Table, provides in comprehensive form the total compensation earned by the Named Executives. The tables following the Summary Compensation Table provide additional information about the elements of compensation presented in the Summary Compensation Table. Because the Company's use of the new compensation disclosure format began in fiscal year 2007, the Summary Compensation Table includes information only for fiscal years 2007 and 2008.

The Role of the Compensation Committee

      The Compensation Committee of the Board of Directors is principally responsible for reviewing and administering the Company's compensation policies and practices regarding the executive officers. The Committee is composed of three members, all of whom are (i) deemed "independent directors," as the term is defined in the marketplace rules of The Nasdaq Stock Market, (ii) qualified as a "non-employee director," as defined under Section 16 of the Securities Exchange Act of 1934, as amended, and (iii) qualified as an "outside director" under Section 162(m) of the Internal Revenue Code. Pursuant to the terms of the Committee's written charter, which has been approved by the Board and is reviewed annually to ensure that it properly reflects the Committee's responsibilities, the Compensation Committee has the authority to set the level of executive compensation.

      The Committee is supported by the Company's Secretary and General Counsel, and the Company's finance group who provides corporate financial information to the Committee. In addition to the General Counsel and the Company's finance group, the Compensation Committee has regularly engaged a consultant, First Niagara Benefits Consulting, a wholly owned subsidiary of First Niagara Financial Group ("First Niagara"), to collect and update compensation information from the Company's peer group and published survey sources. The Committee also uses First Niagara to analyze the total compensation earned by the Company's executive officers, apprize the Committee on current trends in the area of executive compensation, make recommendations to strengthen the Company's compensation philosophy to align the Named Executives' pay to the Company's performance, and to improve the competitiveness of executive compensation.

      The Compensation Committee does not delegate its duties to any other person; however, it does work with management to structure the Named Executives' performance goals. After extensive review and consideration, the Committee presents its recommendations to the Board for its review and approval.

                      COMPENSATION DISCUSSION AND ANALYSIS

      The following Compensation Discussion and Analysis contains statements regarding future performance targets and goals for the Company's executive officers. These targets and goals are disclosed in the limited context of the Company's compensation program and should not be understood to be statements of management's expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to any other context.

Philosophy and Objectives of the Compensation Program

      The Compensation Committee continues to strive to develop, refine and implement an executive compensation program that rewards executive officers when the Company achieves its financial and strategic goals. The Committee generally targets overall compensation for executive officers to the 50th percentile of compensation paid to comparable executives based upon peer group and survey data. The ultimate objective of the Company's compensation program is to motivate the Company's executive officers to achieve financial goals that increase the shareholders' long-term value. We believe this compensation philosophy encourages our executive officers to make decisions geared toward the long term success of the Company. By design therefore, compensation paid to the executive officers is predominantly performance based. Although individual performance is viewed as being important, overall Company performance goals must be achieved before any executive officer is eligible to receive an annual incentive bonus. Although the Compensation Committee intends for executive compensation to be driven by performance, it recognizes that salaries must stay competitive with comparable technology-based, microwave electronics manufacturing companies in order to attract, retain and motivate highly qualified executives. It is this mix of interests that drives the compensation structure outlined below.

Policies and Procedures

      To achieve the compensation program's objectives, the Company utilizes the following policies and procedures.

      Comparisons to Peer Group. In fiscal 2008, the Company utilized compensation information from the Company's peer group and from published surveys. The Company's peer group includes the following microwave electronics component and subsystem manufacturers: Herley Industries Inc., Sirenza Microdevices Inc., EMS Technologies, CalAmp Corp., California Micro Devices, Anadigics Inc., Frequency Electronics Aeroflex Inc., Spectrum Control, Comtech Telecommunications, Triquint Semi Conductor, DSP Group and Hitite Microwave. First Niagara assists the Compensation Committee in gathering information on its peer group as well as gathering information published in the Watson Wyatt Data Services' surveys entitled "Industry Report on Top Management Compensation" and "National Executive Compensation Survey." In fiscal 2008, the Company primarily relied upon these broad databases, and other publicly available information, to determine appropriate levels and types of compensation. The Company believes that its executive compensation practices are consistent with the compensation philosophy of providing competitive compensation with appropriate incentive and equity-based components.

      The Company Strives for Fairness in the Administration of Compensation. The Company strives to ensure that the compensation levels of its executive officers accurately reflect the level of responsibility that each individual has within the Company. At the outset of each fiscal year the Named Executives and all participants in the Company's Bonus Plan are informed of individual and Company-wide objectives. An individual's base salary is predicated on a number of factors including, the individuals performance, level of responsibility,
contributions  to  the  Company's  success,   and  market  data  for  comparable
positions.

      Role of Executive Officers in the Compensation Process. In establishing, reviewing and assessing the appropriateness of compensation levels and adjustments in compensation levels for the executive officers, the Compensation Committee considers the recommendation of the Company's President and Chief
Executive Officer, Lawrence A. Sala. Mr. Sala reviews the performance and compensation of each executive officer, the Company's financial results versus established goals for the fiscal year just completed, and also reviews the officer's goals and objectives as identified in his or her annual management incentive plans. Mr. Sala then makes recommendations to the Committee for the upcoming year's financial objectives, base salary adjustments, cash incentive bonus opportunities and equity-based compensation grants to the Committee based on the executive officer's performance and comparative analysis of similar positions in the peer group and published survey data. The Committee, however, exercises its complete discretion in approving or modifying any compensation recommendation for any executive officer. Mr. Sala does not make any recommendations regarding his own compensation, nor does he vote on any compensation matters considered by the Committee, but is viewed as an additional resource to discuss executive officer performance and compensation.

Compensation of the Named Executives

      The Company's compensation program for all executive officers, including the Named Executives, include the following elements:

      o     Base Salary

      o     Non-Equity Annual Bonus Plan ("Bonus Plan")

      o     Equity Based Awards

      o     Benefits

      The compensation program for key management is built around the philosophy of targeting market-median compensation with incentive components that reflect positive, as well as negative, Company and individual performance. It is not the Company's practice to compensate any Named Executive in excess of the limits contained in Section 162(m) of the Internal Revenue Code. Section 162(m) generally limits the amount of compensation paid to the Named Executives in any one fiscal year that may be deducted by the Company for federal income tax purposes, unless the compensation is performance-based and the material terms of the applicable plan are disclosed to and approved by the Company's Shareholders. The deduction limitation is currently $1 million. The Company's 2004 Comprehensive Long Term Incentive Plan, has received shareholder approval and, to the extent applicable, was prepared with the intention that the incentive compensation would qualify as performance-based compensation under Section 162(m).

Base Salary

      The Company uses the base salary element of total compensation to provide the foundation of a fair and competitive compensation opportunity for each Named Executive. Each year, the Company reviews base salaries, and targets base salary compensation at or near the median base salaries of the companies included in the

Company's peer group and survey data provided by First Niagara. Unlike the Bonus Plan, base salaries are not linked to the overall performance of the Company. However, other elements of total compensation are dependent on the determination of base salary, to the extent they are expressed as percentages of base salary (for example, the cash incentive under the Bonus Plan is a percentage of the NEO's base salary). Generally, the Compensation Committee starts the total compensation review for executives at its May committee meeting by reviewing compensation trends identified by First Niagara. Several elements are considered in setting base salaries, including (i) the size, scope and complexity of the executive officer's responsibilities; (ii) the relationship of the executive officer's pay to the base salaries of other senior officers and other management employees of the Company; (iii) the individual's performance; (iv) economic and market conditions; and (v) whether the base salary levels are competitive and comparable to compensation paid to executives employed by the Company's peer group and published survey data. The Committee also considers the historical performance of the Company and the contributions of each executive officer to those results when considering proposed adjustments to base salary. The salary levels for all executive officers and key management employees are reviewed on an annual basis.

      The Committee increased the base salaries of the Named Executives at its August 12, 2008 meeting for fiscal year 2009. Mr. Sala received an increase of $40,000 based on the Committee's review of his individual performance and base salary trends as reflected in the Company's peer group and published survey data. Mr. Sala's base salary of $440,000 as the Company's President and Chief Executive Officer is well supported by (i) competitive wage survey data, (ii) the Company's peer group's compensation of chief executive officers, and (iii) the Company's strategic accomplishments and financial performance during the period Mr. Sala has served in this capacity.

      The Compensation Committee also approved base salary increases for Messrs. Thygesen, Burdick, and Ross in the range of five to ten percent, based on the Committee's evaluation of the following factors: (i) competitive wage survey data, (ii) realization of a portion of the Company's strategic accomplishments during fiscal year 2008, (iii) satisfaction of individual performance goals, and
(iv) the Named Executive's responsibilities and duties. Messrs Burdick, Ross and Thygesen received base salary increases of $10,000, $20,000, and $10,000 respectively, based on the Committee's evaluation of the above noted factors. In view of Mr. Porcello's revised job responsibilities, and his current base salary compared to competitive wage data, the Committee did not modify Mr. Porcello's base salary.

      Mr. Blanton's base salary of $215,000 was approved by the Committee at the time of his initial employment in June, 2008 and, consistent with the Company's understanding with Mr. Blanton at that time, will remain unchanged for fiscal year 2009. Please see the Summary Compensation Table presented in this Proxy Statement and the accompanying narrative disclosures for more information regarding the base salaries of the Named Executives.

Non-Equity Annual Bonus Plan

      In order to more closely align the compensation of Named Executives and other key employees to the Company's performance, a non-equity annual bonus plan ("Bonus Plan") is maintained in which approximately 10 percent of the Company's employees participated in fiscal 2008. Bonus Plan award opportunities, expressed as a percentage of salary, are established for each participant. The Committee strives to set the respective Bonus Plan opportunities to be consistent with opportunities for comparable positions in the Company's peer group and published survey data. The Bonus Plan is designed to provide a meaningful incentive to reward executive officers and other key management employees for their contribution toward the Company's growth, profitability and achievement of individual performance objectives for a fiscal year. Eligibility in the Bonus Plan is limited to key members of management and technical personnel who, because of their position, have the ability to impact the growth, profitability and overall success of the Company, as well as have the responsibility for succession planning and employee development. Bonus Plan opportunities for executive officers range from 20% to 100% of base salary. In the case of truly exceptional performance by an officer of the Company, the Committee in accordance with its charter may exercise its discretion to recommend to the Board to increase a Bonus Plan payment by up to fifty percent.

      Bonus Plan payments, when made, have historically totaled less than 10 percent of the annual operating income for the Company. There were 96 participants in the 2008 Bonus Plan who were paid a total of approximately $395,605, of which $108,434 was paid to the executive officers of the Company. Total Bonus Plan payments for fiscal year 2008 represented approximately 4.3% of the Company's operating income, including FAS 123R expense. The executive officers of the Company select the Bonus Plan participants on an annual basis. Any Bonus Plan payment is subject to approval of the Compensation Committee and the Board of Directors.

      Under the Bonus Plan in effect for the 2008 fiscal year, the Company's achievement of specified performance criteria (the achievement of targeted annual net shipments, annual operating earnings, annual order bookings and annual operating cash flow goals outlined below for each Named Executive) entitled the Named Executive Officers to receive a cash Bonus Plan payment. Each goal was equally weighted and was factored into the calculation to determine the Bonus Plan payment. Executive officers, including Named Executive Officers, however, were not eligible to receive any payments under the Bonus Plan if the Company was not profitable on an operating basis.

      The specific Company financial goals and the results achieved in fiscal year 2008 for the Named Executives were as follows:

                                                                                               Percentage
                                                      Goal              Results Achieved        Achieved
                                               -------------------     -------------------  ----------------
Annual Net Shipments.....................       $132-$142 Million        $131.3 Million            0%
Annual Operating Earnings................     8.5%-15% of Net Sales     9.8% of Net Sales          20%
Annual Order Bookings....................       $136-$146 Million        $137.6 Million            16%
Annual Operating Cash Flow...............        $10-$21 Million          $12.0 Million           17.7%
Total Percentage Achieved................                                                        13.43%

      The Company's President and Chief Executive Officer Bonus Plan opportunity for fiscal year 2008 was set by the Committee at 100% of his base salary. One hundred percent of Mr. Sala's Bonus Plan opportunity was based upon the achievement of the Company financial goals identified above. As noted in the table, the actual fiscal 2008 results achieved were 13.43 percent of the Company's financial goals. As a result, Mr. Sala's Bonus Plan payment for fiscal 2008 was $53,727.

      The Compensation Committee determined that the Company's Senior Vice President of Finance, Mr. Porcello, Bonus Plan opportunity for fiscal year 2008 was 50% of his base salary. As with Mr. Sala's bonus, Mr. Porcello's Bonus Plan opportunity was based exclusively upon the achievement of the Company financial goals. Mr. Porcello's Bonus Plan payment for fiscal 2008, based upon the results achieved, was $12,357.

      The Company's Senior Vice President of Business Development, Mr. Ross, had a Bonus Plan opportunity for fiscal year 2008 was 50% of his base salary. Similar to Messrs. Sala and Porcello, one hundred percent of Mr. Ross' Bonus Plan payment was based upon the Company financial goals noted in the chart above. Mr. Ross' Bonus Plan payment for fiscal 2008 was $13,432.

      The Company's Senior Vice President of Technology, Mr. Thygesen, Bonus Plan opportunity for fiscal year 2008 was set by the Committee at 50% of his base salary. Similar to Messrs. Sala, Porcello and Ross, one hundred percent of Mr. Thygesen's Bonus Plan opportunity was based upon the achievement of the Company financial goals as noted above. Mr. Thygesen's Bonus Plan payment for fiscal 2008 was $12,424.

      The Company's Senior Vice President and General Manager, Mr. Burdick, had a fiscal year 2008 Bonus Plan opportunity of 50% of his base salary. As with all other executive officers, one hundred percent of Mr. Burdick's Bonus Plan opportunity was based upon achievement of the Company's financial goals as noted in the chart above. Mr. Burdick's Bonus Plan payment for fiscal 2008 was $12,760.

      The dollar amounts of each award paid to the Named Officers are set forth under the column entitled "Bonus" of the Summary Compensation Table.

Performance Metrics in 2009

      The Compensation Committee believed the changes to executive officer Bonus Plan metrics implemented for fiscal year 2008 should be maintained. Consistent with the changes implemented for the first time in fiscal year 2008, Bonus Plan payments for all executive officers for fiscal year 2009 will be based solely on the achievement of corporate financial performance objectives ("Corporate Goals"). In the case of general managers and certain other key management employees, Bonus Plan payments will be based on business unit performance to more closely align their Bonus Plan compensation with the success of their respective business unit. However, for officers, including the Named Executives, the Corporate Goals identified below will be solely used to determine any Bonus Plan payment. The Compensation Committee has established Corporate Goals with minimum and target thresholds as defined below:

2009 Corporate Goals

Performance Criteria                       Target                 Minimum
-------------------                  ------------------     -------------------
Annual Net Shipments:..............     $181 Million           $169 Million
Annual Operating Earnings
  (excluding 123R expense):........   15% of Net Sales       8.5% of Net Sales
Annual Order Bookings:.............     $186 Million           $174 Million
Operating Cash Flow:...............      $28 Million            $15 Million

The goals identified above take into consideration the acquisitions by the Company of M.S. Kennedy Corp. and Unicircuit, Inc. and were approved by the Compensation Committee. The amount of each officer's 2009 Bonus Plan payment will be based on the average percentage achieved of each of the four Corporate Goals. However, no Bonus Plan payment will be made if the Company is not profitable on an operating basis. In addition, the Bonus Plan does not guarantee any minimum Bonus Plan payment to any participant.

Equity Based Compensation

      The Committee believes that the interests of the Shareholders are best served when a significant percentage of executive officers' compensation is comprised of equity based and other long-term incentives that appreciate in value contingent upon increases in the share price of the Company's stock. The granting of equity based compensation aligns the interests of key management, including the Named Executives, with those of the Shareholders. Therefore, it is the Compensation Committee's intention to make grants of equity based awards to the Named Executives and other key employees at such times and in such amounts as may be required to accomplish the objectives of the Company's compensation program. The Compensation Committee has historically granted equity based compensation in the form of stock options and restricted stock to help create the opportunity for increased equity ownership by executive officers, to recruit key individuals, and to utilize vesting requirements to encourage those individuals to continue in the employ of the Company. The Company also has, on occasion, issued limited amounts of restricted stock to individuals for extraordinary performance.

      The Compensation Committee generally makes annual equity based awards one time each year at the Committee's regularly scheduled August meeting. The Committee has never manipulated the timing of equity based awards to take advantage of non-public material information. All equity based awards are pursuant to the Company's 2004 Comprehensive Long Term Incentive Plan, as amended, and approved by the Shareholders in 2006, which imposes certain restrictions. Recipients of stock option and restricted stock grants must enter into agreements with the Company which set forth the specific terms and conditions, including limitations applicable to the equity based awards. Equity awards are generally based on a percentage of salary; and various percentages have been established for different organizational levels within the Company. Equity awards for fiscal year 2008 consisted solely of restricted stock.

      For fiscal year 2008, the Compensation Committee recommended, and the Board approved, modifying the Company's equity based awards to further strengthen the executive officers' focus on achieving long term growth and profitability goals for the Company. Equity awards granted for fiscal year 2008 were exclusively in the form of restricted stock. The Compensation Committee, with the assistance of First Niagara, reviewed market and industry trends and determined that the Company would benefit from granting restricted stock and not incentive stock options, which simplifies the accounting for equity based awards and increases retention of key management employees.

      The Committee believed that it was appropriate for the majority of the equity based awards to Executive Officers be contingent upon the long-term performance of the Company. Therefore, the Committee decided that 65% of the executive officers total equity grant opportunity ("Total Grant Opportunity"), be based on the Company's achievement of specific long-term corporate financial objectives ("Corporate Performance Based Grant") and the remaining 35% of the Total Grant Opportunity be based on the individual executive's performance
("Individual Performance Based Grant"). First Niagara assisted in determining the Total Grant Opportunity for each executive officer based upon peer group and survey data. For fiscal 2008, Mr. Sala's Total Grant Opportunity was 160% of his base salary; Messrs. Porcello's, Burdick's and Ross' Total Grant Opportunity was 90% of their respective base salaries and Mr. Thygesen's Total Grant Opportunity was 80% of his base salary.

      For the Individual Performance Based Grant, if the executive performs as expected, he or she will receive the entire Individual Performance Based Grant in a restricted stock grant subject to a 36 month time vesting requirement. For the Corporate Performance Based Grant, the Compensation Committee established three year compound annual revenue growth rate ("CAGR") and cumulative operating cash flow ("COCF") targets based on the Company's strategic long term goals. Based on the relative attainment of these goals the executive officers will receive a percentage of the Corporate Performance Based Grant in a restricted stock grant subject to a 48 month time vesting requirement.

      For the Corporate Performance Based Grant, the percentage of the award attained is based on the Company's financial performance (CAGR and COCF) over a three year period compared to established targets. The Committee, consistent with the Company's strategic objectives, established CAGR and profitability targets of 15% each, which when applied to the base year (fiscal 2005), resulted in a goal for fiscal year 2008 of $143.5 million in sales, and $55.6 million of COCF for the three year cumulative period ending June 30, 2008. Actual results for fiscal year 2008 were $131.3 million in sales and a three year (2006, 2007 and 2008) COCF of $50.2 million. As a result, the Named Executives achieved 77% of the CAGR target and 89% of the COCF target. Accordingly, for the Corporate Performance Based Grant, the Committee granted executive officers, including the Named Executives, restricted stock equal in value to 70% of their Corporate Performance Based Grant opportunity.

      Because of the Committee's view that the changes to the methodology used for granting equity based awards implemented for fiscal 2008 were successful in further linking executive officer compensation to the Company's growth and profitability, the same methodology and criteria was approved for fiscal year 2009.

      The following formula was used to calculate Mr. Sala's fiscal 2009 Individual and Corporate Performance Based Grants:

      Stock Price = Stock Closing Price on August 12, 2008 ($9.09) Base Salary x 160% = Total Grant Opportunity (TGO)
      $440,000 x 160% = $704,000

      TGO x 35% / Stock Price = Individual Performance Based Grant $704,000 x 35% / $9.09 = 27,107 Shares

      TGO x 65% x Percentage of Performance Objective Achieved / Stock Price = Corporate Performance Based Grant $704,000 x (65% x 70%) / $9.09 = 35,239 Shares

      Please see the Summary Compensation Table and the Grants of Plan-Based Awards table presented in this Proxy Statement and the accompanying narrative disclosure for more information regarding the number and value of the stock awards received by each of the Named Executives.

Stock Ownership Guidelines For Officers and Senior Management

      Consistent with the Committee's belief that ownership of the Company's Common Stock by executive officers aligns their interests with those of the Company's Shareholders and enhances retention of executives by providing them an opportunity to accumulate a meaningful ownership interest in the Company, the Compensation Committee in 2004 recommended, and the Board approved, the following Stock Ownership Guidelines for Directors, officers and senior management of the Company.


Position                            Multiple                 Time to Attain
--------                            ---------                --------------
President & CEO.............        3X Base Salary              48 months

Other Officers and
  Senior Management.........        2X Base Salary              48 months

Outside Directors...........        8X Annual Board             48 months
                                    Retainer Fee

      The Stock Ownership Guidelines contemplate attainment of the specified levels within the stated time period following adoption of the Guidelines or, if later, following commencement of an individual's service with the Company in a manner subjecting him or her to the Guidelines. As of June 30, 2008, Mr. Sala and the majority of the Company's officers, senior management and outside Directors have ownership interests sufficient to meet the Stock Ownership Guidelines.

Retirement and Other Benefits

      All salaried employees participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable the Company to attract and retain a talented workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that the Company has a productive and focused workforce. The Company utilizes pension, 401(k) savings plan and a non-qualified deferred compensation plan (which participation is limited to executive officers) to enable employees to plan and save for retirement.

      The Company's tax-qualified 401(k) Plan (the "401(k) Plan") allows employees to contribute a percentage of their base salaries to the 401(k) Plan on a pre-tax or after-tax basis, subject to various limits imposed by the Internal Revenue Code. The Company provides a matching contribution, on a dollar for dollar basis, up to 5 % of the contributing participant's salary.

      The Company also provides retirement benefits through the Anaren Microwave, Inc. Pension Plan (the "Pension Plan"). The Pension Plan is available to all Company employees hired on or before August 15, 2000. All of the Named Executives are participants in the Pension Plan.

      All Company officers, including the Named Executives, participate in the non-qualified Deferred Compensation Plan (the "Deferred Compensation Plan"). The Company's Deferred Compensation Plan was established in recognition of Internal Revenue Code limits on the amount of annual compensation that may be taken into account for Pension Plan and 401(k) Plan purposes, and in recognition of Internal Revenue Code limits on employee elective deferrals to the 401(k) Plan, as a percentage of their salaries. The Named Executives may elect to defer cash awards payable under the Bonus Plan and base salary into the Deferred Compensation Plan described under the section entitled "Nonqualified Deferred Compensation Plan" on page 31. The Company also makes contributions to the Deferred Compensation Plan, equal to 5% of the participant's base salary.

      Perquisites. Although perquisites are not a key element of the Company's compensation program, the Company's Named Executives, along with certain other senior level executives, are provided a limited number of perquisites. The Company provides the following perquisites:

      o Each executive officer and key management employee, including the Named Executives, participate in group health, dental, life and other welfare benefits plans on the same terms and conditions that apply to other employees of the Company.

      o The Company reimburses Mr. Sala, pursuant to Mr. Sala's employment agreement, premiums on life insurance and disability insurance policies owned by Mr. Sala. The amount of the reimbursement is identified in the Summary Compensation Table. The Company provides similar reimbursement to the Company's Chief Technical Officer and Vice Chairman of the Board, pursuant to Mr. Gerst's employment agreement.

      Please see the Summary Compensation Table and accompanying narrative disclosures presented in this Proxy Statement for more information on perquisites and other personal benefits the Company provides to the Named Executives.

      Employment Agreements. The Company has entered into an employment agreement with Messrs. Sala and Gerst. These individual agreements generally provide for severance or other benefits following the termination, retirement, death or disability of such Named Executives. On May 14, 2008, the Compensation Committee recommended, and the Board approved Amendment II to Mr. Gerst's original Employment Agreement, which extends the term of Mr. Gerst's employment as a full time employee through June 30, 2009, reduces his salary to $187,500 commensurate with a 25% reduction in work hours, permits Mr. Gerst to receive severance payments provided in his original Employment Agreement and eliminates the Company's previous obligation to make up any lost life insurance benefits in the event Mr. Gerst dies during the term of the Amendment. The agreements, which also include change in control provisions, are more fully described on pages 34-38. The Company has also entered into Change in Control Agreements with Messrs. Blanton, Burdick, Ross Thygesen, Porcello, and Amy Tewksbury, Senior Vice President of Human Resources. Such change in control provisions are "triggered" upon a change of control and an involuntary termination or constructive termination of the Named Executive within two years following a change in control. The Change in Control Agreements are more fully described on pages 31-38 of this Proxy Statement.

      The Company currently has a succession plan to help assure a smooth transition with respect to any changes that may occur in senior management. In the event of such changes, the Compensation Committee will consider appropriate transition agreements with key officers of the Company consistent with the purposes of the succession plan. The terms and conditions of any such transition agreements will be recommended by management and approved by the Compensation Committee.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed the CD&A with management. Based upon its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and the Company's Annual Report on Form 10-K for the year ended June 30, 2008.

                                             Compensation Committee Members:
                                             James Gould (Chairman)
                                             John L. Smucker
                                             Dr. David Wilemon

                    EXECUTIVE COMPENSATION DISCLOSURE TABLES

      The following tables summarize the compensation of the Named Executive for the fiscal year ended June 30, 2008 and June 30, 2007. The Named Executives of the Company are our President and Chief Executive Officer, our Principal Financial Officers, and our three other most highly compensated executive officers ranked by their total compensation in the table below (reduced by the amount set forth in the column entitled Change in Pension Value and Nonqualified Deferred Compensation Earnings). The material terms of the employment and change of control agreements with the Named Executives are set forth on pages 36-38.

                           Summary Compensation Table

                                                                                 Change
                                                                               in Pension
                                                                               Value and
                                                                              Nonqualified
                                                                                Deferred
                                                           Stock     Options  Compensation   All Other
Name and                             Salary     Bonus      Awards     Awards    Earnings    Compensation     Total
Principal Position           Year     ($)       ($)(1)     ($)(2)     ($)(3)     ($)(4)        ($)(5)         ($)
------------------           ----   --------   --------   --------   -------- ------------  ------------  ----------
Lawrence A. Sala .........   2008   $400,000   $ 53,727   $242,685   $379,656   $ 2,148       $66,470     $1,144,686
President, Chief Executive   2007    370,000    499,500     49,009    431,553     7,653        58,068      1,415,783
Officer and Chairman

Joseph E. Porcello* ......   2008    184,000     12,357     65,253    125,148     8,285        25,635        420,678
Senior Vice President,       2007    175,000    106,313     14,942    136,602    15,800        24,923        473,580
Chief Financial Officer

Mark P. Burdick ..........   2008    190,000     12,760     65,550    130,581    (3,163)       22,898        418,626
Senior Vice President        2007    176,000    118,800     13,746    146,576    10,197        24,064        489,383
and General Manager

Timothy P. Ross ..........   2008    200,000     13,432     69,514    137,830     6,439        25,510        452,725
Senior Vice President,       2007    184,000    124,200     14,942    153,662     9,803        27,131        513,738
Business  Development

Gert R. Thygesen .........   2008    185,000     12,424     61,357   $147,927     5,379       $25,965        438,052
Senior Vice President,       2007    173,000    105,098     16,137    163,643    13,689        26,784        498,351
Technology

George A. Blanton* .......   2008      4,135    100,000      1,354          0       207             0        105,696
Senior Vice President,       2007          0          0          0          0         0             0              0
Chief Financial Officer

----------
* Mr. Porcello served as Anaren's Principal Financial Officer and Senior Vice President until June 20, 2008. Mr. Porcello currently serves as Vice President of Accounting for the Company. Mr. Blanton commenced service as Anaren's Chief Financial Officer, Senior Vice President and Treasurer effective June 20, 2008.

(1) Under the Company's fiscal 2008 individual management incentive plan (collectively, the "Bonus Plan"), the Named Executives are entitled to an incentive bonus based upon corporate goals measured against pre-established targeted goals. The number reflected in this column is the actual amount paid to the Named Executives based upon the Company's performance during fiscal year 2008. The maximum and target amounts of the Bonus opportunities in fiscal year 2008 are set forth in the Grants of Plan Based Awards Table on page 28.

                                     (footnotes continued on the following page)

(2) The amounts in this column reflect the dollar amount recognized by the Company for financial statement reporting purposes for the fiscal years ended June 30, 2008 and 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnotes 12 and 13 to the Company's audited financial statements included in the Company's Annual Reports on Form 10-K. These amounts reflect the Company's accounting expense for these awards and do not correspond to the actual value that may be recognized by its Named Executives.

(3) The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended June 30, 2008 and 2007 (before reflecting forfeiture), in accordance with FAS 123R. Assumptions used in the calculation of these amounts are included in footnote 12 to the Company's audited financial statements for the respective fiscal years included in the Company's Annual Reports on Form 10-K. These amounts reflect the Company's accounting expense for these option awards and do not correspond to the actual value that may be recognized by its Named Executives.

(4) The amounts in this column reflect the aggregate change in the actuarial present value of the Named Executive's accumulated benefit under the Anaren Microwave, Inc. Pension Plan and the Anaren, Inc. Deferred Compensation Plan. No earnings are deemed above-market or preferential on compensation deferred under the Company's non-qualified Deferred Compensation Plan. All contributions to the Deferred Compensation Plan are invested in investment options selected by the Named Executive from the same array of options offered to employee participants in the Company's 401 K Plan.

(5) All Other Compensation consists of contributions by the Company to the Company's 401(k) Salary Savings Plan in the amount of $17,746 (FY 2008), $11,000 (FY 2007) for Mr. Sala, $11,250 (FY 2008), $11,000 (FY 2007) for
      Mr.  Porcello,  $9,099 (FY 2008),  $11,000 (FY 2007) for Mr. Burdick,  and
      $9,985 (FY 2008),  $12,419  (FY 2007) for Mr.  Ross and $11,250 (FY 2008),
      $12,665 (FY 2007) for Mr. Thygesen; contributions to a non-qualified deferred compensation plan covering the named executives in the amount of $20,000 (FY 2008), $18,500 (FY 2007) for Mr. Sala, $9,200 (FY 2008),
      $8,750 (FY 2007) for Mr. Porcello,  $9,200 (FY 2008), $8,800 (FY 2007) for
      Mr. Burdick,  $10,000 (FY 2008),  9,200 (FY 2007) for Mr. Ross, and $9,250
      (FY 2008), 8,650 (FY 2007) for Mr. Thygesen; premiums for additional disability insurance in the amount of $15,486 (FY 2008), 15,247 (FY 2007) for Mr. Sala, $5,185 (FY 2008), $5,173 (FY 2007) for Mr. Porcello, $4,299
      (FY 2008), 4,264 (FY 2007) for Mr. Burdick,  $5,525 (FY 2008),  $5,512 (FY
      2007)  for Mr.  Ross,  and  $5,465  (FY  2008),  $5,469  (FY 2007) for Mr.
      Thygesen, and reimbursement for premiums on life insurance policies owned by Mr. Sala in the amount of $13,238 (FY 2008), $13,321 (FY 2007).

      The amount of compensation identified in the table represents the amount paid, earned or awarded to Mr. Blanton during fiscal year 2008. Mr. Blanton became employed by the Company effective June 20, 2008.

Grants of Plan-Based Awards

      We have provided the following Grants of Plan-Based Awards Table to provide additional information about stock and option awards and non-equity incentive plan awards granted to our Named Executives during the year ended June 30, 2008. All stock option and restricted share awards were made under the Anaren, Inc. 2004 Comprehensive Long-Term Incentive Plan, as amended.

                                                               All Other     All Other
                                           Estimated             Stock        Options                    Grant
                                         Future Payouts          Awards:      Awards:     Exercise     Date Fair
                                        Under Non-Equity        Number of    Number of     or Base     Value of
                                        Bonus Plan Awards       Shares of   Securities    Price of     Stock and
                                      ----------------------    Stock or    Underlying     Option       Option
                             Grant     Target       Maximum       Units       Options      Awards       Awards
Name                          Date       ($)        ($)(1)       (#)(2)         (#)        ($/Sh)       ($)(3)
----                         ------   --------     ---------   -----------  ----------    ---------    ---------
Lawrence A. Sala........     8/8/07                              38,058            0        16.27       $619,204
                                      $400,000    $600,000
----------------------------------------------------------------------------------------------------------------
Joseph E. Porcello......     8/8/07                               9,487            0        16.27       $160,211

                                        92,000     138,000
----------------------------------------------------------------------------------------------------------------
Timothy P. Ross.........     8/8/07                              10,704            0        16.27       $174,154

                                       100,000     150,000
----------------------------------------------------------------------------------------------------------------
Mark P. Burdick.........     8/8/07                              10,169            0        16.27       $165,450

                                        95,000     142,500
----------------------------------------------------------------------------------------------------------------
Gert R. Thygesen........     8/8/07                               8,801            0        16.27       $143,192

                                        92,500     138,750
----------------------------------------------------------------------------------------------------------------
George A. Blanton.......     6/23/08                             16,169            0        12.06       $194,998

                                             0           0

----------
(1) Under the Bonus Plan, each Named Executive has a "target" bonus opportunity in an amount equal to a specified percentage of his salary. In the case of truly exceptional performance by an officer, the Compensation Committee may exercise its discretion to recommend to the Board to increase a bonus payment to that officer by up to fifty percent. The Compensation Committee did not recommend any additional bonus payments for fiscal year 2008. See pages 18-20 for a detailed discussion of the Bonus Plan payments granted to each of the Named Executives.

(2) Sixty-five percent of the restricted stock granted to the Named Executives on August 8, 2007 is subject to forfeiture until the fourth anniversary of the date of grant, and the remaining thirty-five percent until the third anniversary of the date of grant.

(3) During the applicable vesting period, the Named Executive has all of the rights of a Shareholder including the right to vote such shares at any meeting of the Shareholders and the right to receive all dividends. Nonvested shares may not be sold, exchanged or otherwise transferred.

Outstanding Equity Awards at 2008 Fiscal Year-End

      We have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards held by our Named Executives which are outstanding as of June 30, 2008.

                                            Option Awards                                    Stock Awards
                       -------------------------------------------------   --------------------------------------------
                                                                                                                Equity
                                                                                                                 Bonus
                                                                                                     Equity      Plan
                                                                                                      Bonus     Awards:
                                                                                                      Plan      Market
                                                                                                     Awards:   or Payout
                        Number of     Number of                              Number      Market     Number of  Value of
                       Securities    Securities                            of Shares    Values of   Unearned   Unearned
                       Underlying    Underlying                               That       Shares      Shares     Shares
                       Unexercised   Unexercised    Option                    Have        That        That       That
                         Options       Options     Exercise     Option         Not      Have Not    Have Not   Have Not
                           (#)           (#)        Price     Expiration     Vested      Vested      Vested     Vested
Name                   Exercisable  Unexercisable     ($)        Date        (#)(1)      ($)(2)      (#)(3)     ($)(2)
----                   -----------  -------------  --------  -----------   ---------   ----------  ---------- ---------
Lawrence A. Sala.....   126,422(4)         --       12.4165   11/01/2009   (a) 8,200     $488,947
                         45,000(4)         --         19.21    7/15/2011   (b)13,768                  19,444   $205,523
                         50,000(4)         --         15.00   11/01/2011   (c)24,290
                         40,000(4)         --          9.51   11/10/2012
                         40,000(4)     10,000         14.73   11/05/2013
                         36,000(4)     24,000         12.05    8/29/2014
                         21,600(4)     32,400         14.05    8/09/2015
                          4,900        19,600(4)      19.56    8/09/2016
-----------------------------------------------------------------------------------------------------------------------
Joseph E. Porcello...    15,000(4)         --      $12.4165   11/01/2009    (a)2,500     $130,508
                          3,600(4)         --         19.21    7/15/2011    (b)3,562                   8,778    $92,783
                         10,000(4)         --         15.00   11/01/2011    (c)6,285
                         15,000(4)         --          9.51   11/10/2012
                         14,000(4)      3,500         14.73   11/05/2013
                         10,800(4)      7,200         12.05    8/29/2014
                          6,800(4)     10,200         14.05    8/09/2015
                          1,500         6,000(4)      19.56    8/09/2016
-----------------------------------------------------------------------------------------------------------------------
Mark P. Burdick......    16,000(4)         --      $12.4165   11/01/2009    (a)2,300     $131,797
                          6,000(4)         --         19.21    7/15/2011    (b)3,679                   9,111    $96,303
                         15,000(4)         --         15.00   11/01/2011    (c)6,490
                         20,000(4)         --          9.51   11/10/2012
                         16,000(4)      4,000         14.73   11/05/2013
                         12,000(4)      8,000         12.05    8/29/2014
                          6,000(4)      9,000         14.05    8/09/2015
                          1,360         5,440(4)      19.56    8/09/2016
-----------------------------------------------------------------------------------------------------------------------
Timothy P. Ross......     1,200(4)         --                               (a)2,500     $139,566
                          3,000(4)         --        $19.21    7/15/2011    (b)3,872                   9,667   $102,180
                          8,000(4)         --         15.00   11/01/2011    (c)6,832
                         12,000(4)         --          9.51   11/10/2002
                          8,000(4)      8,000         14.73   11/05/2013
                          7,200(4)     10,800         12.05    8/29/2014
                          1,500         6,000(4)      14.05    8/09/2015
                                                      19.56    8/09/2016
-----------------------------------------------------------------------------------------------------------------------
Gert R. Thygesen.....    18,000(4)         --      $12.4165   11/01/2009    (a)2,700    $121,566
                          3,600(4)         --         19.21    7/15/2011    (b)3,184                   9,000    $95,130
                         15,000(4)         --         15.00   11/01/2011    (c)5,617
                         20,000(4)         --          9.51   11/10/2012
                         18,000(4)      4,500         14.73   11/05/2013
                         13,200(4)      8,800         12.05    8/29/2014
                          7,200(4)     10,800         14.05    8/09/2015
                          1,600         6,400(4)      19.56    8/09/2016
-----------------------------------------------------------------------------------------------------------------------
George A. Blanton ...         0             0                                 16,169      170,906

                                        (footnotes appear on the following page)

----------
(1)(a)    This  restricted  stock award was granted to the Named  Executives  on
          August  9,  2006  and  is  subject  to  forfeiture   until  the  third
          anniversary of the date of grant.

(1)(b) This restricted stock award was granted to the Named Executives on August 8, 2007 and represents 35 percent of the individual's Total
          Grant Opportunity and is subject to forfeiture until the third anniversary of the date of grant.

(1)(c) This restricted stock award was granted to the Named Executives on August 8, 2007 and represents 65 percent of the individual's Total Grant Opportunity and is subject to forfeiture until the fourth anniversary of the date of grant. See the "Equity Based Compensation" section of the CD&A for a detailed explanation of the Company's equity based compensation procedures and philosophy found on pages 21 to 22.

(2) The values set forth in this column are based on the closing price of the Company's common stock as of June 30, 2008 ($10.57), as reported on Nasdaq.

(3) The restricted stock set forth in this column was granted to the Named Executives on May 17, 2006 and is subject to forfeiture until the latter of the third anniversary of the date of grant or the last day of the Company's single fiscal year during which the Company has both
          (A) net sales from operations of at least $250 million and (B) operating income of at least 12% of the net sales excluding FAS 123R stock based expenses and any one-time extraordinary expenses.

(4) Employee stock options generally vest in five equal installments on the anniversary of the grant date over a five year period. For each grant listed above, the vesting date for the final portion of the stock options is the fifth anniversary of the grant date and the expiration date is the tenth anniversary of the grant date (i.e., for the options expiring on November 10, 2009, the final portion of the award vested on November 10, 2004).

      The Company has provided the following Option Exercises and Stock Vested table to provide additional information about the value realized by the Named Executives on option awards exercised and stock awards vested during the year ended June 30, 2008.

Option Exercises and Stock Vested In Fiscal 2008

                                   Option Awards                        Stock Awards
                        ------------------------------------  -----------------------------------
                          Number of Shares    Value Realized    Number of Shares   Value Realized
                        Acquired on Exercise   on Exercise    Acquired on Vesting    on Vesting
Name                             (#)              ($)(1)               (#)             ($)(2)
----                    --------------------  --------------  -------------------  --------------
Lawrence A. Sala.....          10,000             $45,500               0                $0
Joseph E. Porcello...               0                   0               0                 0
Mark P. Burdick......               0                   0               0                 0
Timothy P. Ross......               0                   0               0                 0
Gert R. Thygesen.....           9,000              66,105               0                 0
George A. Blanton....               0                   0

----------
(1) The value realized equals the fair market value of the shares on the date of exercise less the exercise price.

(2) None of the restricted stock granted to the Named Executives vested during fiscal 2008.

                            Retirement Plan Benefits

Pension Plan

      The Company maintains a non-contributory Pension Plan for the benefit of all employees over the age of 21 who have completed one year of service and were hired on or before August 15, 2000. Effective August 15, 2000, the Company amended the Pension Plan, and as a result, employees hired or rehired by the Company after August 15, 2000 are not eligible to participate in or to accrue benefits under the Pension Plan. The Company pays all amounts required to provide retirement income benefits. The Pension Plan provides fixed benefits to be paid upon retirement at a specific age. Pension expense, including amortization of prior service cost over 30 years, was $90,670 for fiscal 2008.

      The table below shows the present value of accumulated benefits payable to Named Executives, including the number of years of service credited to each such Named Executive under the Pension Plan, determined using interest rate and mortality rate assumptions consistent with those used in the Company's audited financial statements for fiscal year ended June 30, 2008. Employees who have attained at least twelve years of service and are at least 55 years of age can retire and receive a proportionately reduced benefit.

      Under the Internal Revenue Code, the maximum annual benefit payable at age 65 is $185,000 for 2008. The maximum compensation that could be considered for all participants, including Messrs. Sala, Porcello, Blanton, Gerst, Burdick, Ross and Thygesen, is $230,000 for 2008. These benefit and compensation limits are indexed to increases in the Consumer Price Index.

      The credited years of service as of June 30, 2008 under the Pension Plan for each of Messrs. Sala, Porcello, Burdick, Ross and Thygesen, are 24, 30, 28, 26 and 27, respectively.

Pension Benefits Table in Fiscal 2008

                                                                  Number of    Present Value of
                                                                Years Credited   Accumulated     Payments During
                                                                   Service         Benefit       Last Fiscal Year
Name                                    Plan Name                     (#)             ($)               ($)
----                                    ---------               -------------- ----------------  ----------------
Lawrence A. Sala.......    Anaren Microwave, Inc. Pension Plan        24           $ 55,389             $0
Joseph E. Porcello.....    Anaren Microwave, Inc. Pension Plan        30           $123,752              0
Mark P. Burdick........    Anaren Microwave, Inc. Pension Plan        28           $ 72,623              0
Timothy P. Ross........    Anaren Microwave, Inc. Pension Plan        26           $ 66,594              0
Gert R. Thygesen.......    Anaren Microwave, Inc. Pension Plan        27           $110,271              0

Nonqualified Deferred Compensation

      The following table shows the executive contribution, the Company's contributions, earnings and account balances for the Named Executives in the Deferred Compensation Plan for the fiscal year ended June 30, 2008.

                        Nonqualifed Deferred Compensation

                            Executive      Registrant    Aggregate     Aggregate     Aggregate
                          Contributions  Contributions    Earnings    Withdrawals/    Balance
                            in Last FY     in Last FY    in Last FY  Distributions  at Last FYE
Name                          ($)(1)         ($)(2)        ($)(3)         ($)           ($)
----                      -------------  -------------   ----------  -------------  -----------
Lawrence A. Sala.......        $    0        $20,000       $1,240         $0         $177,189
Joseph E. Porcello.....             0          9,200          671          0           82,072
Mark P. Burdick........         7,750          9,500       (6,462)         0          166,011
Timothy P. Ross........             0         10,000        2,884          0           88,954
Gert R. Thygesen.......             0          9,250          761          0           89,544
George A. Blanton......             0            207            0          0              207

----------
(1) The amount in this column was also reported as "Salary" in the Summary Compensation Table on page 26.

(2) The amount in this column was also reported in the column entitled "All Other Compensation" in the Summary Compensation Table.

(3) The amount in this column was also reported in the column entitled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table.

Potential Payment on Termination or Change of Control

      The Company has entered into agreements that provide severance benefits to the Named Executives upon termination of their employment under certain circumstances. The following tables describe the potential payments and benefits to which the Named Executives would be entitled upon termination of employment pursuant to the respective Employment Agreement or Change of Control Agreement assuming a June 30, 2008 termination date under such agreement.

      The amounts shown in the tables below do not include payments and benefits to the extent they are provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. These include:

      o     Accrued salary and vacation pay;

      o     Regular pension benefits under the Company's Pension Plan; and

      o     Distribution of plan balances under the Company's 401(k) Plan.

      Under the terms of Mr. Sala's Employment Agreement, he is entitled to post-termination payments in the event that he is no longer employed by the Company because of non-renewal of his Employment Agreement at the expiration of its term, involuntary termination without cause, voluntary termination with good reason, change of control, death, or disability. The triggers for post-termination payments by the Company or its successor under Mr. Sala's Employment Agreement are set forth in the description of the Employment Agreement on pages 32-34.

                                      Voluntary     Involuntary
                                     Termination    Termination       Voluntary
           Benefit and              or Nonrenewal   for Reasons      Termination
           Payment Upon                 at end       other than        for Good       Change of
            Separation                 of Term          Cause           Reason         Control        Disability       Death
           ------------             -------------   -------------   -------------   -------------    ------------    ---------
Severance Payment ................. $1,200,000(1)   $1,200,000(2)   $1,200,000(3)   $1,200,000(4)           $0        $200,000
Consulting Fees ...................          0               0               0         400,000(5)            0               0
Job Assistance ....................          0          15,000(6)       15,000(6)            0               0               0
Management Incentive Payment(7)....    600,000         600,000         600,000         600,000         270,000         400,000
Tax Gross-Up Payment ..............          0               0               0           4,800(8)            0               0
Company Funded Disability .........          0               0               0               0         200,000(9)            0
Acceleration of Stock Options(10)..          0               0               0               0               0               0
Restricted Stock(11) ..............    694,470         694,470         694,470         694,470         694,470         694,470
Continuation of Medical/ Welfare
  Benefits (present value) ........     33,000          33,000          33,000          11,000               0               0
Nonqualified Deferred
  Compensation ....................    177,189         177,189         177,189         177,189         177,189         177,189
Total Termination Benefits ........  2,704,659       2,719,659       2,719,659       3,087,459       1,341,659       1,471,659

----------
(1) Pursuant to the Employment Agreement, upon non-renewal of Mr. Sala's Employment Agreement at the end of its term, Mr. Sala would be entitled to severance pay equal to three times his base salary at the time of termination plus fifty percent of the amount of the base salary calculation. Payments required pursuant to the preceding sentence shall be paid in three substantially equal installments, with the first installment paid 180 days following the date Mr. Sala's employment ends, and with the second and third installments paid on the last business day of the ninth and twelfth calendar month, respectively, following the date Mr. Sala's employment ends. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term, provided he pays 100% of the applicable premiums.

(2) In the event the Company terminates Mr. Sala for reasons other than cause (as such term in defined the Employment Agreement) the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's various insurance benefit plans as described in footnote 1 above medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term provided he pays 100% of the applicable premiums.

(3) In the event Mr. Sala voluntarily terminates his employment for good reason (as the term is defined in the Employment Agreement), the compensation set forth in this column shall be paid in a single sum 180 days following termination. For the period during which the amount set forth in this column is paid, Mr. Sala shall be eligible to continue to participate in the Company's medical, dental, disability (short term and long term) and group term and whole life insurance plans, but not in any other fringe benefit plan, as if Mr. Sala was an active, full time employee. Mr. Sala's right to COBRA continuation coverage under the Company's group health benefit plans shall commence on the first day of the month following the date of the last payment made to Mr. Sala upon end of the term.

                                     (footnotes continued on the following page)

(4) In the event Mr. Sala's employment is terminated within two years after a "change of control" (as such term is defined in the Employment Agreement), Mr. Sala shall receive the payments set forth in this column. If any portion of the amounts paid to, or value received by Mr. Sala following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, Mr. Sala shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment".

(5) The Company shall offer to retain Mr. Sala's services, on an independent contractor basis, as a consultant to the Company for a period of 12 months at an annual consulting fee rate equal to his base salary in effect at the time of termination. Furthermore, the Company shall provide Mr. Sala with fringe benefits, or the cash equivalent of such benefits, identical to those currently provided for the period during which Mr. Sala is retained as a consultant.

(6)   Mr.  Sala  is  entitled   to  receive   $15,000  to  retain   professional
      outplacement services through a company of Mr. Sala's choice.

(7) The amount set forth in this row assumes that Mr. Sala was paid the 2008 Management Incentive Payment as set forth in the Summary Compensation Table.

(8) To the extent the fringe benefits provided during the consulting period are deemed taxable benefits, the Company shall reimburse Mr. Sala for taxes owed by him on such benefits and tax reimbursement.

(9) During the Disability Period, Mr. Sala shall be entitled to 100% of his base salary pursuant to the Company's short term disability policy (and supplemented, if necessary, by Mr. Sala's accrued but unused sick leave), reduced by any other benefits to which Mr. Sala may be entitled for the disability period on account of such disability, including, but not limited to, benefits provided under New York's Workers' Compensation law.

(10) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by Mr. Sala that is not exercisable or that has not been fully exercised, so as to permit Mr. Sala (or his beneficiary) to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The value (based on the closing market price of the Company's common stock on June 30, 2008 minus the option exercise price) of unvested outstanding stock options that would have been vested upon a change of control of the Company.

(11) The Company shall also waive all restrictions on any stock granted to Mr. Sala so as to permit Mr. Sala to dispose of any restricted stock previously granted to him. Upon the occurrence of a Change of Control the amount indicated represents the value (based on the closing price of $10.57 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 30, 2008).

      In addition to the amounts set forth in the chart above, in the event of an involuntary termination without cause, voluntary termination with good reason, or a change of control, Mr. Sala is entitled to receive the difference between the total purchase price (plus capital improvements) paid by Mr. Sala for his home in the Syracuse area and the proceeds of the sale of such home following the termination of his employment if Mr. Sala elects to move outside of the metropolitan Syracuse area in order to find new employment. In order to receive any payment, Mr. Sala must establish to the satisfaction of the Board that he is unable despite reasonable efforts to sell the home within one year from the date of termination for a sum equal or greater to the purchase price (plus capital improvements) or, in lieu thereof, the Company may purchase the home for a sum equal to the price Mr. Sala paid for it (plus capital improvements). It is not possible at this time for the Company to determine the cost associated with this relocation expense.

      Except as required in the course of his employment, Mr. Sala's Employment Agreement prohibits Mr. Sala, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of Mr. Sala's employment by the Company. Mr. Sala's Employment Agreement also contains a covenant not to compete that prohibits Mr. Sala from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 36 month period following the termination of his employment. Mr. Sala's ownership of not more than 5% of the voting stock of any publicly held corporation shall not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from Mr. Sala immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

      Change in Control Agreements with Mark P. Burdick, Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello, George A. Blanton and Amy Tewksbury. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, Porcello and Thygesen (each of whom are Named Executives) and Amy Tewksbury, which replaced their individual change of control agreements which expired on June 30, 2006. The Company also entered into a Change of Control Agreement dated September 22, 2008 with George Blanton the Company's newly hired CFO. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" (as such term is defined in the agreement) within one year following a "change of control", (as the term is defined in the Agreement), the Company must pay the employee a severance benefit equal to 200% of his or her base annual salary if the employee has 20 or more years of service with the Company or a severance benefit equal to 100% of his or her base salary if the employee has less than 20 years of service, plus the incentive bonus paid to the employee in the two years prior to the change of control. Payments under the respective Change of Control Agreements shall be made in substantially equal installments over a 24 month period and commence with the Company's first regular payroll following such executive's termination of employment, unless such executive is a "specified employee" (as defined in Section 409A of the Internal Revenue Code), in which case payments shall not commence until the first day of the first month that begins 180 days after the executive's termination of employment. If the executive dies prior to receiving all of the payments due under the Change of Control Agreement, then any unpaid amounts will be paid to such Named Executive's designated beneficiary. Also, if the executive becomes re-employed at any time during the first 12 month period, in which severance payments are made, the Company shall have no further obligation after the 12 month period has expired. If the executive becomes employed after the 12 month period, but before expiration of the 24 month period, all severance payments and insurance benefits will cease upon commencement of the executives new employment. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

                                                                                 Acceleration and
                                                                                 Continuation of
                                                                                  Equity Awards
                                                                Continuation     (unamortized as
                                     Expected                    of Medical/      of 6/30/08)(2)
                                    Change of    Nonqualified     Welfare      -------------------     Total
                                     Control       Deferred       Benefits     Restricted            Termination
                                    Payment(1)   Compensation  (present value)   Stock     Options   Benefits(3)
                                    ----------   ------------  --------------- ----------  -------   -----------
Joseph E. Porcello
o Involuntary or good reason
  termination after COC..........    $486,670      $ 82,072        $22,000     $223,291       $  0     $814,033

Mark P. Burdick
o Involuntary or good reason
  termination after COC..........     511,560       166,011         22,000      228,101          0      927,672

Timothy P. Ross
o Involuntary or good reason
  termination after COC..........     537,632        88,954         22,000      241,746          0      890,332

Gert R. Thygesen
o Involuntary or good reason
  termination after COC..........     487,522        89,544         22,000      216,696          0      815,762

George A. Blanton
o Involuntary or good reason
  termination after COC..........     430,000             0         22,000      170,906          0      622,906

----------
(1) The amounts set forth in this column reflect 200% of the executive's base salary plus an amount equal to the sum of the previous two years' management incentive bonus payments earned by the executive.

(2) Upon the occurrence of certain triggering events, the Company shall treat as immediately exercisable each unexpired stock option held by the executive that is not exercisable or that has not been fully exercised, so as to permit the executive to purchase any portion or all of the Common Stock not yet purchased pursuant to each such option until the tenth anniversary of the date the option was granted. The Company shall also waive all restrictions on any stock granted to him so as to permit the executive to dispose of any restricted stock previously granted to him. The amount indicated represents the net value (i.e., the excess of the fair market value of the stock minus the exercise price of an option) of all unvested options as of June 30, 2008 (based on the closing price of $10.57 for the Company's Common Stock as reported on the Nasdaq Stock Market on June 30, 2008).

(3) In the event the executive's employment is terminated within one year after a change of control (as such term is defined in the Change of Control Agreement), the executive shall receive the payments set forth above. If any portion of the amounts paid to, or value received by the executive following a "change of control" constitutes an "excess parachute payment" within the meaning of Internal Revenue Code Section 280G, then the parties shall negotiate a restructuring of payment dates and/or methods (but not payment amounts) to minimize or eliminate the application of Section 280G. If an agreement to restructure payments cannot be reached within 60 days of the date the first payment is due, then payment shall be made without restructuring. In that case, the executive shall be responsible for all taxes and penalties payable by him as a result of his receipt of an "excess parachute payment."

      Except as required in the course of an executive officer's employment, the Change of Control Agreement prohibits each executive, either during or after his employment, from disclosing or using in any way, without the Company's prior written consent, any confidential business or technical information or trade secrets acquired in the course of such executive's employment by the Company. The agreements also contain a covenant not to compete that prohibits each executive from, either directly or indirectly, owning, managing, operating, controlling or participating in the ownership, management, operation or control of or be connected as an officer, employee, partner, director, individual proprietor, lender, consultant or otherwise, or have any financial interest in, or aid or assist anyone else in the conduct of any entity or business which principal business directly competes with the Company or any of its affiliates for a 24 month period following the termination of his employment. The executive's ownership of not more than 5% of the voting stock of any publicly held corporation will not constitute a violation of the covenant not to compete. Upon a breach of the covenants described in this paragraph, the Company may offset and/or recover from such executive immediately any and all of the post-termination compensation paid to him, in addition to any and all other remedies available to the Company under law or in equity.

Certain Agreements with Directors and Executive Officers

      Employment Agreement with Lawrence A. Sala. Effective July 1, 2006, the Company entered into an employment agreement with Mr. Sala. The agreement, which replaced Mr. Sala's prior agreement dated July 1, 2001, provides for Mr. Sala's continued employment as President and Chief Executive Officer through June 30, 2011 or such earlier date as may result pursuant to the terms of the agreement. The agreement provides for a base annual salary of $350,000 or such greater amount as the Board of Directors may determine, plus annual incentive bonus opportunity pursuant to the Incentive Plan and participation in certain insurance plans.

      The agreement terminates automatically in the event of Mr. Sala's death and the Company may terminate the agreement upon Mr. Sala's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Sala's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 26 weeks, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Sala's employment with the Company is terminated by the Company for reasons other than for cause, death or disability, or by Mr. Sala for "good reason" (as defined in the agreement), the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments. The Company must also defray certain costs associated with obtaining new employment and relocation in connection with such termination.

      In addition, if the termination occurs as a result of a "change of control," the Company must pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonus payments and offer to retain Mr. Sala as an independent contractor consultant for a period of 12 months at an annual consulting fee equivalent to his base salary as in effect on the date of termination, with fringe benefits during the 12 month consulting period, and must treat as immediately exercisable and disposable all unexpired stock options and shares of restricted stock previously granted to him by the Company. Pursuant to the Employment Agreement, a "change of control" shall be deemed to have occurred if:

      (i)   any "person"  including a "group" as determined  in accordance  with
            Section 13D(3) of the Securities Exchange Act of 1934, is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

      (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination the persons who are directors of the Company before the transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

      (iii) the Company is merged or consolidated with another entity and as a result of the merger or consolidation less than 70% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company, other than (A) affiliates within the meaning of the Exchange Act or (B) any party to the merger or consolidation;

      (iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding voting securities; or

      (v) The Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

      In the event that Mr. Sala's employment continues for the entire term of the agreement and the Company and Mr. Sala are unable to negotiate a new employment agreement, the Company will be obligated to pay severance to Mr. Sala in an amount equal to three years' base salary at such date, plus fifty percent of the amount of severance pay in lieu of incentive bonuses, and permit Mr. Sala to continue to participate in the Company's various insurance benefits plans, as if he remained an active employee of the Company.

      Employment Agreement with Carl W. Gerst, Jr. The Company had previously entered into an employment agreement dated February 14, 2004 with Carl W. Gerst, Jr., Chief Technical Officer and Vice Chairman of the Board of the Company, providing for Mr. Gerst employment through June 30, 2007. The agreement provides for a base annual salary of $250,000, or such greater amount as the Board of Directors may determine, plus participation in certain medical and other insurance plans. On May 16, 2007, the Compensation Committee recommended, and the Board of Directors approved an Addendum to Mr. Gerst's agreement which continued the agreement, as originally written, through and including June 30, 2008. On May 14, 2008, the Compensation Committee recommended, and the Board approved Amendment II to Mr. Gerst's original Employment Agreement, which extends the term of Mr. Gerst's employment as a full time employee through June 30, 2009, reduces his salary to $187,500 commensurate with a 25% reduction in work hours, permits Mr. Gerst to receive severance payments provided in his original Employment Agreement and eliminates the Company's prior obligation under Amendment I to make up any lost life insurance benefits in the event Mr. Gerst deceases during the term of the Amendment. All other terms of the original Employment Agreement remained unchanged.

      The agreement terminates automatically in the event of Mr. Gerst's death and the Company may terminate the agreement upon Mr. Gerst's disability or for specified cause as defined in the agreement. In the event the agreement is terminated due to Mr. Gerst's death, the Company will continue payment of his base salary to a designated beneficiary for a period of 90 days, and if termination is due to death or disability the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to him by the Company. In the event Mr. Gerst's employment with the Company is terminated by the Company other than for cause, death or disability, by Mr. Gerst for "good reason" (as defined in the agreement), or due to a "change of control" (as defined above), the Company must treat as immediately exercisable all unexpired stock options previously granted to him by the Company.

      Change in Control  Agreements with Mark P. Burdick,  Timothy P. Ross, Gert
R. Thygesen, Joseph E. Porcello, George A. Blanton and Amy Tewksbury. The Company has change of control agreements dated June 22, 2007 with Messrs. Burdick, Ross, Porcello and Thygesen and Amy Tewksbury, which replaced their individual change of control agreements which expired on June 30, 2006. The Company entered into a similar Change of Control Agreement with Mr. Blanton dated September 22, 2008. The agreements provide that in the event the employee's employment with the Company ceases for reasons other than voluntary resignation or for "cause" (as such term is defined in the agreement) within one year following a "change of control" (as defined above), the Company must pay the employee a severance benefit equal to 200% of his or her base annual salary if the employee has 20 or more years of service with the Company or a severance benefit equal to 100% of his or her base salary if the employee has less than 20 years of service, plus the incentive bonus paid to the employee in the two years prior to the change of control. In addition, the Company must treat as immediately exercisable and disposable, respectively, all unexpired stock options and shares of restricted stock previously granted to the employee by the Company, and must permit the employee to continue to participate in applicable Company benefit plans for the period during which he or she is receiving severance payments.

Audit and Non-Audit Fees

      The following table sets forth the aggregate fees billed to the Company by KPMG LLP for professional services rendered for the fiscal years ended June 30, 2008 and 2007:

                                                             2007        2008
                                                             ----        ----
Audit Fees(1)........................................      $890,000    $767,400
Audit-Related Fees(2)................................      $ 20,120    $ 22,500
Tax Fees(3)..........................................      $ 77,560    $131,000
All Other Fees(4)....................................      $      0    $ 95,000

----------
(1) For 2007 and 2008, includes increased fee attributable to attestation as to management's report on internal control.

(2) Includes fees incurred in connection with audits of employee benefits plans.

(3) Includes all professional tax services provided to the Company by KPMG LLP including tax compliance, tax planning and tax advice.

(4) Includes fees incurred in connection with the filing of the Company's Form S-8 Registration Statement on September 9, 2008 and certain due diligence work performed by KPMG in connection with the Company's acquisition of Unicircuit, Inc.

      All services provided, or to be provided, by the Company's independent public accountants are subject to a pre-approval requirement of the Audit Committee. In accordance with the Company's Audit Committee Charter, the Audit Committee (or Audit Committee Chairperson as provided in the Charter) pre-approved all fees paid to KPMG for fiscal years 2007 and 2008.

      Representatives  from KPMG are not  expected to be present at the Meeting.
The  Audit  Committee  expects  to  engage  KPMG  as  the  Company's   principal
independent public accountant for fiscal year 2009.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors is responsible for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company, in addition to legal and regulatory compliance. The Committee is comprised of four Directors who, in the business judgment of the Board of Directors, are independent as defined by the rules of the Securities and Exchange Commission Sarbanes-Oxley Act of 2002 and by Marketplace Rule 4200 of the Nasdaq Stock Market. The Board of Directors has determined that all of the Committee members be able to read and understand fundamental financial statements and that the Committee's former chairman, Dale
F. Eck, and current chairperson, Ms. Patricia T. Civil in the opinion of the Committee and the Board, have the requisite experience to be designated as an "audit committee financial expert" as that term is defined by the rules of the Securities and Exchange Commission. The Audit Committee's responsibilities are fully described in its Charter. Each year, the Audit Committee conducts a review and reassesses the adequacy of the Committee's Charter to assure continuing compliance with the rules of the Securities and Exchange Commission, The Nasdaq Stock Market and related regulatory initiatives.

      The Audit Committee reports as follows:

Review of Audited Financial Statements with Management.

      The Audit Committee reviewed and discussed the Company's audited, consolidated financial statements as of and for the year ended June 30, 2008 and Management's Annual Report on Internal Control over Financial Reporting with the management of the Company. Management has the primary responsibility for the financial statements, and the Company's independent registered public accounting firm, KPMG LLP, are responsible for expressing an opinion on the conformity of the consolidated financial statements with generally accepted accounting principles. The discussions with management included the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments, and the clarity of disclosures. The Audit Committee also discussed with the Company's senior management and independent registered public accounting firm the process for certifications by the Company's Chief Executive Officer, former Sr. Vice President of Finance, and Chief Financial Officer which are required by the rules of the Securities and Exchange Commission.

Review of Financial Statements and Other Matters with Independent Public Accounting Firm.

      The Audit Committee has discussed with KPMG LLP the audited consolidated financial statements and those matters required to be discussed by Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," as adopted by the Public Accounting Oversight Board including the review and approval, in advance, of all fees paid to the independent registered public accounting firm.

      Throughout the year, the Audit Committee monitored matters related to the independence of KPMG LLP. The Audit Committee obtained from KPMG LLP a formal written statement describing all relationships between KPMG LLP and the Company that might bear on its independence consistent with Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as adopted by the Public Accounting Oversight Board. In concluding that the independent registered public accounting firm is independent, the Committee concluded, among other things, that the non-audit services provided by KPMG LLP did not compromise its independence. Consistent with the requirements of the Sarbanes-Oxley Act of 2002, the Committee has adopted additional policies to ensure the independence of the independent registered public accounting firm, such as prior committee approval of non-audit services and rotation of the lead audit partner.

Recommendation that Financial Statements be Included in Annual Report.

      Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements and the report on internal controls related to the financial reporting of the Company be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2008.

                                 Audit Committee
             Patricia T. Civil (Chairperson effective July 1, 2008)
                                   Dale F. Eck
                                 James G. Gould
                                 John L. Smucker

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Such persons are required by regulations of the SEC to furnish the Company with copies of all such filings. Based on its review of the copies of such filings received by it and written representations of Reporting Persons with respect to the fiscal year ended June 30, 2008, the Company believes that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended June 30, 2008 except, due to administrative oversight, Director Civil's December, 2007 Form 4 reflecting a single grant of restricted stock by the Company was filed late.

Equity Compensation Plan Information

      The following table presents information as of June 30, 2008 about the Company's common stock that may be issued upon the exercise of options, warrants and rights under its 2004 Comprehensive Long Term Incentive Plan.

                                                  (a)                     (b)                         (c)
                                                                                             Number of securities
                                                                                         remaining available for future
                                         Number of securities to   Weighted-average          issuance under equity
                                         be issued upon exercise    exercise price             compensation plans
                                         of outstanding options,  outstanding options,  (excluding securities reflected
Plan category                              warrants and rights    warrants and rights            in column (a))
------------                             -----------------------  --------------------  -------------------------------
Equity compensation plans
  approved by security holders.........          2,248,863               $16.91                      772,638
Equity compensation plans not
  approved by security holders.........                 --                   --                           --
Total..................................          2,248,863               $16.91                      772,638

                                 MISCELLANEOUS

Other Matters

      As of the date of this Proxy Statement, management has no knowledge of any business which will be presented for consideration at the Meeting other than that described herein. Should any other matter properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

Solicitation of Proxies

      The entire expense of preparing, assembling and mailing the Proxy Statement, form of proxy and other material used in the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for expenses in so doing. To the extent necessary to ensure sufficient representation, officers and regular employees of the Company may request, without additional compensation therefor, the return of proxies personally by telephone or telegram. The extent to which this will be necessary depends entirely on how promptly proxies are received, and Shareholders are urged to send their proxies without delay.

                              SHAREHOLDER PROPOSALS

      In order for a Shareholder proposal to be considered for inclusion in the Company's Proxy Statement relating to the 2009 Annual Meeting of Shareholders, such proposal must be received by the Company by June 2, 2009 and must satisfy the conditions established by the SEC for such proposals in Rule 14a-8(a) under the Exchange Act.

      Matters which Shareholders wish to present for action at the 2009 Annual Meeting of Shareholders (other than proposals made in accordance with Rule 14a-8 under the Exchange Act) must be received by the Company at least 45 days before the date on which the Company first sent its proxy materials for its immediately preceding annual meeting of shareholders, or, if the Company changes the date of the 2009 Annual Meeting by more than 30 days from the corresponding date for the 2008 Annual Meeting, a reasonable time before the Company mails its proxy materials.

                                                David M. Ferrara
                                                Secretary and General Counsel

Date:  September 30, 2008
       East Syracuse, New York

PROXY                             ANAREN, INC.                             PROXY

                              6635 Kirkville Road
                         East Syracuse, New York 13057

                               THIS IS YOUR PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANAREN, INC.

      The undersigned hereby (1) acknowledges receipt of the notice of the Annual Meeting of Shareholders of Anaren, Inc. (the "Company") to be held at the Denver Marriott South at Park Meadows, located at 10345 Park Meadows Drive, Littleton, Colorado, 80124 on November 7, 2008 at 8:00 A.M., mountain time and of the Proxy Statement in connection therewith and (2) appoints Lawrence A. Sala and David M. Ferrara and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock, $.01 par value, of Anaren, Inc. held of record by the undersigned on September 12, 2008 at the Annual Meeting of Shareholders, or any adjournment thereof. If any nominee for Director should be unavailable to serve, it is intended that all of the shares will be voted for such substitute nominee as may be determined by the Board of Directors. The undersigned directs that this Proxy be voted as follows:

                (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------

ITEM 1:  ELECTION OF DIRECTORS

                                                           Nominees:
         [ ] FOR all nominees                              [ ] Lawrence A. Sala
                                                           [ ] Robert U. Roberts
         [ ] WITHHOLD AUTHORITY for all nominees           [ ] Dr. David Wilemon
                                                           [ ] Patricia T. Civil
         [ ] FOR ALL EXCEPT
             (see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s),  mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

--------------------------------------------------------------------------------

In their discretion the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED.

Signature of Stockholder                                Date:
                        -------------------------------      -------------------

Signature of Stockholder                                Date:
                        -------------------------------      -------------------

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  ANAREN, INC.

                                November 7, 2008

Company Number __________________              Account Number __________________

                           PROXY VOTING INSTRUCTIONS
                    _______________________________________

MAIL
----
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     --or--

TELEPHONE
---------
Please call toll-free 1-800-PROXIES (1-800-776-9437) from any touch tone telephone and follow the instructions. Have your proxy card available when you call.

                                     --or--

INTERNET
--------
Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

--------------------------------------------------------------------------------
You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
--------------------------------------------------------------------------------